AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                           REGISTRATION NO. 333-48500
 - -----------------------------------------------------------------------------
 - -----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                                 Amendment No. 1
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           Adar Alternative Two, Inc.
             (Exact name of registrant as specified in its charter)

---------------------------------- -------------------------------- -----------------------------------
Florida                                   6770                        Applied For

---------------------------------- -------------------------------- -----------------------------------
---------------------------------- -------------------------------- -----------------------------------

State or other jurisdiction of        PRIMARY STANDARD INDUSTRIAL     I.R.S. Employer Identification No.
incorporation or organization          CLASSIFICATION CODE NUMBER
---------------------------------- --------------------------------- ----------------------------------


                              2503 W. Gardner Ct.,
                                Tampa, FL 33611
                                 813. 831-9348

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Michael T. Williams
                              2503 W. Gardner Ct.
                                Tampa, FL 33611
                            TELEPHONE: 813.831.9348

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As promptly as practicable after this registration statement becomes effective and after the closing of the proposed merger described in this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b, under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. *[ ]

                            ------------------------
 CALCULATION OF REGISTRATION FEE


Title of each                     Proposed         Proposed
 class of           Amount         maximum          maximum        Amount of
securities          to be       offering price     aggregate      registration
   to be         registered(1)     per unit      offering price      fee(2)
registered

Common              4,800,000         n/a             a/a             $100
stock, par
Value - no

(1) Represents an estimate of the maximum number of shares of common stock of Registrant which may be issued to former holders of shares of common stock of Xfone pursuant to the merger described herein.

(2) The registration fee has been calculated pursuant to Rule 457(f )(2).

                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

PROSPECTUS
                           Adar Alternative Two, Inc.

Adar Alternative Two, Inc., a Florida corporation, and Xfone, Inc., a Xfone corporation, have entered into a merger agreement. Adar Alternative Two is a private company with no assets or operations originally formed to acquire a private company such as Xfone that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company. Xfone's goal was to go public through that process and only through that process, a decision it had made before it contacted Adar Alternative Two.

In assisting Xfone to reach this goal, Adar Alternative Two had to structure a transaction to meet two separate requirements. The board of Xfone, exercising its legal right under Nevada state law, required that the transaction be structured as a reverse merger with a shell. To meet the NASD listing requirements, the transaction must involve the filing of a 1933 Act or 1934 Act registration statement in order for Xfone to secure a listing on the over the counter bulletin board. The merger satisfies Xfone' requirement concerning the way Xfone will go public. But the merger has nothing to do with meeting the NASD's requirement for securing a listing on the over the counter bulletin board, which is Xfone' ultimate goal in the transaction. This registration statement, not the merger, satisfies the NASD listing requirement.

There is no current market for the securities of Adar Alternative Two. It is anticipated that a market maker will file to secure for the surviving company a listing on the over-the-counter bulletin board after this registration statement is declared effective.

Each outstanding share of Xfone common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one share of Adar Alternative Two common stock. When the merger closes, Adar Alternative Two will change its name to Xfone and will be the surviving corporation.

The following table contains comparative share information for stockholders of Xfone and Adar Alternative Two immediately after the closing of the merger.

          --------------------- -------------------------------- ------------------------------- ---------------------
                                The former stockholders of       The current stockholders of     Total
                                Xfone                            Adar Alternative Two

          --------------------- -------------------------------- ------------------------------- ---------------------
          --------------------- -------------------------------- ------------------------------- ---------------------
          Number                4,800,000                        200,000                         5,000,000
          --------------------- -------------------------------- ------------------------------- ---------------------
          --------------------- -------------------------------- ------------------------------- ---------------------
          Percentage            96%                              4%                              100%
          --------------------- -------------------------------- ------------------------------- ---------------------

The 4% of shares retained by the current stockholders of Adar Alternative Two were issued upon formation for a capital contribution of $79. Adar Alternative Two will receive a merger fee of $135,000 from Xfone.

The merger presents risks. You should review "Risk Factors" beginning on page__.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the Adar Alternative Two common stock to be issued in the merger or if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The prospectus is being sent to Xfone stockholders on ____, 2001.

                        SOLICITATION OF WRITTEN CONSENTS

NOTICE IS HEREBY GIVEN to stockholders of Xfone, Inc. that in accordance with the provisions of Nevada law, Xfone stockholders are asked to consider and give Xfone stockholders written consent to a proposal to approve:

o The merger agreement and plan of reorganization dated as of October 1, 2000 between Xfone, a Xfone corporation, and Adar Alternative Two, Inc., a Florida corporation

o The articles of merger which will be filed with the offices of the secretary of state of the state of Nevada.

In the materials accompanying this notice, Xfone stockholders will find a prospectus relating to the merger proposal and a form of written consent. The prospectus more fully describes the proposal and includes information about Adar Alternative Two and Xfone. Xfone strongly urges its stockholders to read and consider carefully this document in its entirety.

Xfone's board of directors has determined that the merger is fair to Xfone stockholders and in Xfone stockholders best interests. Accordingly, the board of directors of Xfone has unanimously approved the merger agreement and the board unanimously recommends that Xfone stockholders consent to the transaction.

Xfone, Inc.

Abraham Keinan
President

                                 WRITTEN CONSENT

If Xfone stockholders want to give their consent and vote FOR the merger, please sign below and return to:

Abraham Keinan, President
Xfone, Inc.
% Swiftnet Ltd.
Britannia House
960 High Road
London N12 9RY
United Kingdom
Telephone:  011.44.2084469494


Stockholder #1 Signature_____________________________________


Print or Type Name___________________________________________


Stockholder#2 Signature______________________________________


Print or Type Name___________________________________________


Number of Shares____________________________________________

All consents must be received no later than 60 days from the date this prospectus is sent to stockholders. Written consents may be revoked during this period but are not revocable after written consents have been received from common stockholders owning more than 2,400,000 shares of Xfone's issued and outstanding common stock, which is 50% of all issued and outstanding common stock of Xfone.

If Xfone stockholders do not wish to give their consent to vote for the merger, they may do nothing.

Remember, however, that Xfone stockholders must comply with the appropriate provisions of Nevada law to exercise dissenters rights. These rights are summarized in the prospectus. The relevant Xfone statute is attached as an appendix to the prospectus.

                                     SUMMARY

This summary provides a brief overview of the key aspects of this offering.

The Parties to the Merger

                           Adar Alternative Two, Inc.
                                 10 Troon Place
                                Mashpee, MA 02649
                             Telephone: 508.447.500

o Adar Alternative Two is a private company with no assets or operations originally formed to acquire a private company such as Xfone that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company.

                                  Xfone, Inc.
                                % Swiftnet Ltd.
                                Britannia House
                                 960 High Road
                                 London N12 9RY
                                 United Kingdom
                          Telephone: 011.44.2084469494

o Xfone was incorporated in Nevada in 2000. Xfone is a provider of long distance voice and data telecommunications services primarily in the United Kingdom. Xfone uses the network switching and transport facilities of Tier I and Tier II long distance providers such as MCI/WorldCom to provide a broad array of telephone, fax and e-mail methods of communication marketed through traditional means by its wholly-owned subsidiary Swiftnet and through Xfone on the internet.

Merger Matters

Each outstanding share of Xfone common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one share of Adar Alternative Two common stock. When the merger closes, Adar Alternative Two will change its name to Xfone and will be the surviving corporation.

The following table contains comparative share information for stockholders of Xfone and Adar Alternative Two immediately after the closing of the merger.

          --------------------- -------------------------------- ------------------------------- ---------------------
                                The former stockholders of       The current stockholders of     Total
                                Xfone                            Adar Alternative Two
          --------------------- -------------------------------- ------------------------------- ---------------------
          --------------------- -------------------------------- ------------------------------- ---------------------
          Number                4,800,000                        200,000                         5,000,000
          --------------------- -------------------------------- ------------------------------- ---------------------
          --------------------- -------------------------------- ------------------------------- ---------------------
          Percentage            96%                              4%                              100%
          --------------------- -------------------------------- ------------------------------- ---------------------


Selected Historical Financial Information

The following selected historical financial information of Xfone and Adar Alternative Two has been derived from their respective historical financial statements, and should be read in conjunction with the financial statements and the notes, which are included in this prospectus.

                        SELECTED FINANCIAL DATA SWIFTNET

                                                   September  30                   December 31
                                              2000             1999           1998           1997
                                           Unaudited         Audited        Audited        Unaudited

REVENUES                                     972,016        758,846         652,964          631,781

OPERATING PROFIT(LOSS)                        64,783         49,469           2,669           (3,688)

NET INCOME(LOSS)                              43,649         39,159          (1,282)          (7,228)

BASIC NET INCOME(LOSS) PER SHARE                2.21           1.78           (1.28)           (7.23)

TOTAL ASSETS                                 821,604        470,250         348,993          518,846

LONG-TERM DEBT                                24,957         22,981             317            1,583




Adar Alternative Two, Inc

------------------------------------ ---------------------------------- ---------------------------------
                                        December 31, 2000                Period ended December 31, 1999
------------------------------------ ---------------------------------- ---------------------------------
------------------------------------ ---------------------------------- ---------------------------------
Total assets                                                        $0                                $0
------------------------------------ ---------------------------------- ---------------------------------
------------------------------------ ---------------------------------- ---------------------------------
Total liabilities                                                  750                                 0
------------------------------------ ---------------------------------- ---------------------------------
------------------------------------ ---------------------------------- ---------------------------------
Equity                                                            (750)                                0
------------------------------------ ---------------------------------- ---------------------------------
------------------------------------ ---------------------------------- ---------------------------------
Income                                                          95,000                                 0
------------------------------------ ---------------------------------- ---------------------------------
------------------------------------ ---------------------------------- ---------------------------------
Expenses                                                        99,750                             3,079
------------------------------------ ---------------------------------- ---------------------------------
------------------------------------ ---------------------------------- ---------------------------------
Net loss                                                        (4,750)                           (3,079)
------------------------------------ ---------------------------------- ---------------------------------
------------------------------------ ---------------------------------- ---------------------------------
Net loss per share                                                   0                                 0
------------------------------------ ---------------------------------- ---------------------------------

                                  RISK FACTORS

Xfone's operations would be interrupted if its agreement with MCI Worldcom to provide it with telephone routing and switching services is terminated or if MCI Worldcom does not perform under its agreement, which would lead to reduced revenues, hurting Xfone's operating results.

Xfone is dependent on a contract with MCI Worldcom to provide it with telephone routing and switching services. Although Xfone does have back-up suppliers for MCI Worldcom, should its agreement with MCI Worldcom be terminated or should MCI Worldcom not perform under the agreement, Xfone's business could be hurt and Xfone may not be able to provide an acceptable level of service for customers using its various telephone, fax and e-mail methods of communication. In addition, its costs could significantly increase.

The MCI Worldcom contract may be terminated immediately for a material breach and with thirty days notice otherwise.

Xfone must retain and recruit key personnel. If it doesn't, its revenues may be reduced if it cannot recruit or lose these key employees.

Xfone's business is dependent on the services of Abraham Keinan, president; Guy Nissenson, manager of marketing and business development; and Bosmat Houston, manager of research and development. There is no employment contract with Mr. Keinan. The loss of any of its senior management or other key technical, customer support, revenues and marketing personnel, particularly if lost to competitors, could harm its business. Xfone maintains no key man insurance.

Xfone's success depends upon its ability to attract and retain highly skilled management and other personnel. Competition for highly skilled employees with technical, management, marketing, revenues, product development and other specialized training is intense and Xfone may not be successful in attracting and retaining these kinds of personnel. In addition, it may experience increased costs in order to attract and retain skilled employees.

Xfone's management has significant control over stockholder matters, which may impact the ability of minority stockholders to influence Xfone's activities.

Xfone's officers and directors and their families control the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to its certificate of incorporation and approval of significant corporate transactions. These persons will beneficially own, in the aggregate, approximately 87% of its outstanding common stock. This consolidation of voting power could have the effect of delaying, deterring or preventing a change in control of Xfone that might be beneficial to other stockholders.

The price of Xfone's stock may fall if, after the merger, Xfone's insiders sell a large number of their shares. It may fall if non-insiders sell their shares as well. This could reduce the price for which Xfone's shareholders may be able to sell their shares.

A sale of shares by Xfone security holders, whether under Rule 144 or otherwise, may have a depressing effect upon the price of its common stock in any market that might develop after the merger closes.

o After the merger, 131 shareholders will own an aggregate of 646,539 non-restricted shares. These non-insiders are not subject to the restrictions of Rule 144, and all of these non-insider shares may be sold immediately.

o After the merger, 3 of Xfone's principal executive officers and other insiders will own an aggregate of 4,353,461 restricted shares. These shares may only be sold in compliance with Rule 144, except that there is no one year holding period because these shares are being issued under this registration statement.

o Current shareholders of Adar Alternative Two will own 200,000 shares registered for resale.

Rule 144 generally provides that a person owning shares subject to the Rule who has satisfied or is not subject to a one year holding period for the restricted securities may sell, within any three month period -provided Xfone is current in its reporting obligations under the Exchange Act - subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.

Xfone's management has significant control over stockholder matters, which may impact the ability of minority stockholders to influence Xfone's activities.

Xfone's officers and directors and their families control the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to its certificate of incorporation and approval of significant corporate transactions. These persons will beneficially own, in the aggregate, approximately 87% of Xfone's outstanding common stock. This consolidation of voting power could have the effect of delaying, deterring or preventing a change in control of Xfone that might be beneficial to other stockholders.

If Xfone's stock trades on the bulletin board after the merger, it may be subject to penny stock rules. This may make it more difficult for you to sell your shares.

Broker-dealer practices in connection with transactions in penny stocks are regulated by penny stock rules adopted by the SEC. These requirements may have the effect of reducing the level of trading activity in Xfone's stock after the merger if trading commences.

Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

It is anticipated that Xfone's stock will trade on the over-the-counter bulletin board after the merger. Because the bulletin board does not operate under the same rules and standards as the Nasdaq stock market, stockholders of Xfone may have greater difficulty in selling their shares when they want and for the price they want.

The over-the-counter bulletin board is separate and distinct from the Nasdaq stock market. Nasdaq has no business relationship with issuers of securities quoted on the over-the-counter bulletin board. The SEC's order handling rules, which apply to Nasdaq-listed securities don't apply to securities quoted on the bulletin board.

Although the Nasdaq stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the over-the-counter bulletin board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Stocks traded on the bulletin board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. This may inhibit the ability of stockholders of Xfone to sell their shares when they want, how they want and for the price they want.

Investors may have greater difficulty in getting orders filled because it is anticipated that Xfone's stock will trade on the over-the-counter bulleting board rather than on Nasdaq. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with Nasdaq-listed securities.

Investors must contact a broker dealer to trade bulletin board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

Xfone may find it more expensive and time consuming to raise funds in a public offering after the merger closes. This could result in greater difficulty in raising funds if needed for operations or future growth.

A company such as Xfone whose shares are traded on the bulletin board is generally not eligible to use short-form registration statements on Form S-3. Having to utilize another form to register its securities may increase the time, cost and difficulty of raising funds in the future.

                                MERGER APPROVALS

In October 2000, Adar Alternative Two's board of directors approved the merger proposal. Stockholders owning all of the stock of Adar Alternative Two approved the merger proposal by written consent shortly thereafter.

In October 2000, the board of directors of Xfone unanimously approved the merger proposal. Based upon the ownership of more than 50% of Xfone common stock by officers, directors and affiliates, it appears that a favorable vote by stockholders of Xfone is assured. No consents will be solicited or received from stockholders of Xfone until after this registration statement has been declared effective.


                               MERGER TRANSACTION

Stockholders of Xfone should be aware that:

o        There will be no stockholders' meeting.

o This prospectus will be used to solicit written consents of Xfone stockholders. As such, it will meet the requirements of Nevada law concerning information that must be sent to Xfone's stockholders who have a right to vote on the merger. Based upon the ownership of more than 50% of Xfone common stock by officers, directors and affiliates, it appears that a favorable vote by stockholders of Xfone is assured. However, consents must be received no later than 60 days from the date this prospectus is mailed to Xfone stockholders.

         o All consents must be received no later than 60 days from the date this prospectus is sent to stockholders. Written consents may be revoked during this period but are not revocable after written consents have been received from common stockholders owning more than 2,400,000 shares of Xfone's issued and outstanding common stock, which is 50% of all issued and outstanding common stock of Xfone.

         o There are 2,400,000 shares of Xfone common stock outstanding as of the date this prospectus is being sent to its stockholders. Each of its stockholders is entitled to one vote for each share of common stock held.

         o A majority vote of the common stockholders is required to approve the merger. If the majority doesn't give a majority consent, the merger will not close.

         o Written consents will be counted by the board of Xfone. If a Xfone shareholder does not return a written consent, the shareholder's shares will not count as a vote or be used in determining whether consents from Xfone stockholders owning the more than 50% of its issued and outstanding common stock necessary to approve the merger have been received.

o Dissenters' rights of appraisal exist and are more fully described on page __.

o There is no material interest, direct or indirect, by security holdings or otherwise, of affiliates of Xfone in the proposed merger.

o Stockholders and affiliates of Adar Alternative Two will retain shares in the surviving company and $135,000 in directors' fees and legal fees paid from the merger fee.

o The boards of directors of Adar Alternative Two and Xfone recommend approving the merger.

o The boards of directors of Adar Alternative Two and Xfone each believe that the merger is fair and in the best interest of their stockholders.

o The board of directors of Xfone has not obtained an opinion from an independent advisor that the Adar Alternative Two shares to be received by Xfone stockholders is fair from a financial point of view to Xfone stockholders.

Merger Agreement

The merger agreement provides each outstanding share of Xfone common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one share of Adar Alternative Two common stock. The following table contains comparative share information for stockholders of Xfone and Adar Alternative Two immediately after the closing of the merger.

          --------------------- -------------------------------- ------------------------------- ---------------------
                                The former stockholders of       The current stockholders of     Total
                                Xfone                            Adar Alternative Two
          --------------------- -------------------------------- ------------------------------- ---------------------
          --------------------- -------------------------------- ------------------------------- ---------------------
          Number                4,800,000                        200,000                         5,000,000
          --------------------- -------------------------------- ------------------------------- ---------------------
          --------------------- -------------------------------- ------------------------------- ---------------------
          Percentage            96%                              4%                              100%
          --------------------- -------------------------------- ------------------------------- ---------------------

Upon formation, Mr. Williams and Mr. Golub were issued 1,000,000 shares each. In connection with the merger, Adar Alternative Two agreed to effect a reverse split so that Mr. Williams' fully discretionary account, plus related family, and Mr. Golub will each own 100,000 shares prior to the closing of the merger. This is because Xfone required that Mr. Williams and his family plus Mr. Golub could only retain 4% of the issued and outstanding shares when the merger closed. Because they owned more shares than permitted, they agreed to a reverse split in order to satisfy this requirement. The shares retained by the current stockholders of Adar Alternative Two were issued upon formation for a capital contribution of $79. Adar Alternative Two will receive a merger fee of $135,000 from Xfone.

Election of Officers and Directors

The agreement provides that at the closing of the merger, Adar Alternative Two will elect new officers and a new board of directors to consist of the current officers and current directors of Xfone.

Reincorporation

Prior  to  the  merger,   Adar   Alternative   Two  will  change  its  state  of
incorporation, articles and bylaws to be the same as those of Xfone.

Options

The  merger  agreement  provides  that  at  the  closing  of  the  merger,  Adar
Alternative Two will agree to issue an option having the same terms and conditions as the following option that exists with respect to Swiftnet:
Campbeltown, a shareholder of Xfone, has the option from Xfone and Mr. Keinan to purchase 500,000 additional shares of Xfone for the amount of 200,000 USD. This transaction can be executed either by Swiftnet issuing new shares, or by Mr. Keinan selling his private shares as long as he has an adequate amount of shares, as Mr. Keinan will decide. This option will expire on Dec 31, 2005.

Conditions to Closing

o The merger will not be closed unless the following conditions are met or waived:

          o No material adverse change has occurred subsequent to the date of the last financial information in the registration statement in the financial position, results of operations, assets, liabilities or prospects of either company

          o  This registration statement is effective under the Securities Act.

          o The merger qualifies as a tax-free reorganization under Section 368 of the code.

          o No litigation seeking to enjoin the merger or to obtain damages is be pending or threatened.

          o Holders of less than 10% of the outstanding shares of Xfone's common stock are entitled to dissenters' rights.

Termination

o            The merger agreement may be terminated as follows:

          o If the closing has not occurred by any date as mutually agreed upon by the parties, any of the parties may terminate at any time after that date by giving written notice of termination to the other parties. No party may terminate if it has willfully or materially breached any of the terms and conditions of the agreement.

          o Prior to the mutually agreed closing date, either party may terminate

             o  Following the insolvency or bankruptcy of the other.
             o If any one or more of the conditions to closing is not capable of fulfillment.

As Adar Alternative Two goes through the due diligence and filing process, facts and circumstances not known to it when it started the process leading to closing the merger may come to light that make proceeding with the transaction inadvisable in the opinion of Adar Alternative Two. If this occurs or if Xfone cancels the agreement after paying the first installment of the merger fee, all fees previously received by Adar Alternative Two will be retained.

Exclusivity

Until either the merger agreement is terminated or the merger closed, Xfone has agreed not to solicit any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business of Xfone or the shares of capital stock of Xfone.

Similarly, until either the merger agreement is terminated or the merger closed, Adar Alternative Two has agreed not to make any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business or the shares of capital stock of any other company.

Other Matters

The agreement provides that none of the shares of Adar Alternative Two common stock outstanding prior to the closing of the merger will be converted or otherwise modified in the merger and all of the shares of Adar Alternative Two will be outstanding capital stock of Adar Alternative Two after the closing of the merger.

The agreement provides that the merger will be consummated promptly after this prospectus is declared effective by the SEC and upon the satisfaction or waiver of all of the conditions to the closing of the merger. The merger will become effective on the date and time a properly executed articles of merger are filed with the offices of the secretary of state of Nevada. Thereafter, Xfone will cease to exist and Adar Alternative Two will be the surviving corporation in the merger.

The merger agreement is filed as an exhibit to and is incorporated by reference into this registration statement. Accordingly, the prospectus incorporates important business and financial information about the transaction that is not included in or delivered with the prospectus. This information is available without charge to security holders upon written or oral request to Abraham Keinan, President, Xfone, Inc., at the address set forth in the Summary section of this prospectus. To obtain timely delivery, security holders must request the information no later than five business days before the date they must make their investment decision. This date is no more than 5 days after the date of this prospectus.

Comparison of the percentage of outstanding shares entitled to vote held by directors, executive officers and their affiliates and the vote required for approval of the merger

All of Adar Alternative Two's shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Stockholders owning all of Adar Alternative Two's common stock have executed a written consent voting to approve the merger. No further consent of any of the stockholders of Adar Alternative Two is necessary to approve the merger under the laws of the state of Nevada.

Approximately 87% of Xfone's shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Assuming consents are secured from stockholders owning more than 50% of the stock of Xfone, stockholders who did not consent to the merger will, by otherwise complying with Xfone corporate law, be entitled to dissenters' rights with respect to the proposed merger. No consents will be solicited or accepted until after the effective date of this prospectus. Based upon the ownership of more than 50% of Xfone common stock by officers, directors and affiliates, it appears that a favorable vote is assured.

Regulatory approval required

Neither Adar Alternative Two nor Xfone is aware of any governmental regulatory approvals required to be obtained with respect to the closing of the merger, except for the filing of the articles of merger with the offices of the secretary of state of the state of Nevada.

Bulletin board listing

Adar Alternative Two will be subject to the reporting requirements of the Securities Exchange Act of 1934 in the calendar year in which the merger closes because it filed this registration statement. It intends to continue to be subject to those requirements in subsequent years by filing before the effective date of this registration statement a form 8-A electing to be a reporting company subject to the requirements of the 1934 act.

Upon closing of the merger, Adar Alternative Two's name will seek to become listed on the over-the-counter bulletin board under the symbol "XFON." If and when listed, the Xfone's stockholders will hold shares of a publicly-traded Xfone corporation subject to compliance with the reporting requirements of the 1934 act.

As more fully described in the Risk Factors section, the bulletin board operates under different rules and in a manner different and generally less efficient and effective than Nasdaq.

Contacts between the Parties

In April, 1999, Mr. Sid Golub, a director of Adar Alternative Two, retained Williams Law Group, P.A. to form an acquisition corporation to secure an operating company to acquire. Michael T. Williams, Esq. is the principal of Williams Law Group and president and director of Adar Alternative Two, at the request of Mr. Golub, for administrative convenience only.

In July 1999, Mr. Guy Nissenson, marketing director of Swiftnet contacted Mr. Golub by telephone. Mr. Nissenson located Mr. Golub through the Adar Group Website.

Mr. Nissenson visited Mr. Williams and Mr. Golub in Tampa in April 2000. In their discussions, Mr. Williams and Mr. Golub told Mr. Nissenson that they only represented Adar Alternative Two. They did not represent and were not advising Xfone in any way in the transaction. Mr. Golub explained that detailed discussions concerning the transactions would be handled by Adar Alternative Two's attorney, Mr. Williams.

Mr. Nissenson indicated that Xfone had already made a strategic decision to promise investors and existing shareholders investment liquidity through a reverse merger with a shell company that would become listed on the over the counter bulletin board.

Mr. Williams told Mr. Nissenson that his law firm, Williams Law Group, P.A., represented shell companies that could meet Xfone' requirements. He indicated that he was only acting as an attorney for the shell corporation and that neither he nor his firm would not be representing or advising Xfone in any way in or about the proposed transaction.

Mr. Williams indicated that his firm only represented shell companies that used a transaction structure that was different than most other reverse merger transactions Xfone might be considering. Mr. Williams explained that in his firm's opinion, a traditional reverse merger with a public shell involved companies that:

o At one time had assets or operations but had gone out of business and, thus, were only the "shell" of a former operating business. As such, in his firm's opinion, these shell companies were susceptible of having unknown liabilities, unknown shareholders and unknown shareholder rights, such as options or registration rights.
o Often times were "public" in that they were listed and trading at the time of the merger.
o Many times attempted to transfer free trading shares to shareholders of the private company in controlled transactions that were nonetheless purported to be exempt under Rule 144k.
o The promoters and their affiliates sometimes participated in post-merger promotion of the surviving company's stock. The promoters and their affiliates always maintained control of resale decisions concerning the shares they retained and often sold these shares in a way that was adverse to the interests of the formerly private company and its shareholders.

In contrast, Mr. Williams explained that the transaction structure utilized by companies represented by his law firm only involved shell companies that:

o        Are new,  not "used,"  companies.  These  companies  were formed by Mr.
         Williams' law firm. These companies have never had any assets or operations. The only shareholders other than Mr. Williams were his client, family and family trust. As such, these companies were known by Mr. Williams' law firm to have no unknown liabilities, shareholders or shareholder rights.
o Do not become listed and trading until after the SEC has cleared a 1933 Act and 1934 Act registration statement covering stock to be issued in the merger and the merger closed.
o Issue to shareholders of private companies only fully registered shares under an the 1933 Act registration statement rather than transferring shares to these shareholders purportedly in reliance upon a resale exemption provided under Rule 144k.
o Do not involve a situation in which Mr. Williams, his law firm, his client or his family have any involvement with the surviving company in the transaction after the merger is closed.

         o Mr. Williams and his family do not and will not participate in post-merger promotion of the surviving company's stock.
         o Mr. Golub will resign his positions at the closing of the merger, and Mr. Williams law firm will resign as counsel to Adar Alternative Two at that time. They will not be involved with and will not provide legal or other representation or advice to the surviving company in any way after the merger closes.
         o Mr. Williams and his family do not exercise any control over the resale of their shares after the merger closes and the stock of the surviving company becomes listed for trading on the over the counter bulletin board. All the shares they retain are to be held at a large NASD member brokerage firm in an account over which the account executive - and not Mr. Williams and his family - will have full, final and complete control of all resale decisions.

Mr. Mark Caron is the registered representative and account executive at Raymond James and Associates, Tampa, Florida who will be making these resale decisions.

It is anticipated that the standards to be used will be the following:

o First and foremost, only legally tradable shares will be resold. Xfone won't allow non-tradable shares to be resold. Raymond James' compliance department won't allow that to happen either.

o Mr. Williams or his relatives will tell Mr. Caron from time-to-time to sell sufficient shares in the portfolio to net it a certain amount of dollars.

o        Mr. Caron will review the portfolio.

o        He will first determine which shares can be legally resold.

       o For the eight registration statements on file, this would mean that there is available an up-to-date selling shareholder prospectus that meets the prospectus delivery requirements for the resale of these shares.

            o For the subsequent  registration  statements to be filed under its proposed alternative structure, he would have to make sure Rule 144 was available for resale.

o Of the shares of the various companies in the portfolio that can be legally resold, he will determine whether is there an adequate trading market for these shares to be able to resell them in a manner that will net the requested amount.

o Assuming that he can generate more than the requested amount by selling shares that meet these criteria, he will then determine which shares have the least potential for future appreciation.

o        These are the shares that will be sold.

There are three caveats to this procedure.

o First, it may well be that because of the burden imposed by the prospectus delivery requirement, the shares in the companies for which registration statements are on file may all be resold as promptly as the market will allow at what is at least a reasonable price, subject to any existing option or lock-up agreements. A lock up agreement for their retained shares of Xfone is being negotiated.

o Second, in the interest of maintaining diversification of the portfolio or for similar reasons, he may decide to sell shares of companies that he believes have a greater potential for appreciation than shares of other companies in the portfolio.

o Third, Mr. Caron has the discretion to sell any legally tradable shares in the portfolio at any time, regardless of whether he has received a request for funds from Mr. Williams or his family.

Reasons for the Transaction Structure

Adar Alternative Two is a private company with no assets or operations originally formed to acquire a private company such as Xfone that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company. Xfone goal was to go public through that process and only through that process, a decision it had made before it contacted Adar Alternative Two.

In assisting Xfone to reach this goal, Adar Alternative Two had to structure a transaction to meet two separate requirements. One is factual. The other is legal. One is discretionary. The other is mandatory. The discretionary factual requirement is imposed by Xfone. The mandatory legal requirement is imposed by the NASD.

In adopting this transaction structure to meet both the requirements of Xfone and the NASD, Adar Alternative Two considered the following:

o The board of Xfone has the legal right under Nevada state law to require that the transaction be structured as a reverse merger with a shell.

o Xfone could go public some way other than a reverse merger with a shell. But as the board in the proper exercise of its discretion under Nevada state law in making a business judgment has made its decision concerning the method Xfone will utilize to go public, this is not a relevant issue.

o The transaction must involve the filing of a 1933 Act or 1934 Act registration statement in order for Xfone to secure a listing on the over the counter bulletin board.

o The use of a 1933 Act registration statement is acceptable to the NASD in order to meet its requirements for listing.

o The merger satisfies Xfone' requirement concerning the way Xfone will go public. But the merger has nothing to do with meeting the NASD's requirement for securing a listing on the over the counter bulletin board, which is Xfone' ultimate goal in the transaction. This registration statement, not the merger, satisfies the NASD listing requirement.

         Factual Requirement

Xfone required that their going public transaction must involve a merger with a shell company. In order to meet this factual requirement, the transaction was structured to have Xfone acquired by Adar Alternative Two in a reverse merger. A reverse merger is a transaction in which Adar Alternative Two and not Xfone is the surviving company after the merger closes.

It is the board of Xfone, not some third party, that has the right, indeed the duty, under Nevada state law to make a determination as to which method of going public is in the best interest of Xfone and its stockholders. The board selected this process rather than another because it determined that this process has a very valid business purpose: In the minds of its potential investors, its shareholders and its management, this method of going public was well known, universally accepted and proven to be successful. This method would therefore enhance Xfone' ability to raise capital and provide its investors and shareholders with liquidity.

         Legal Requirement

Although this transaction structure meets Xfone' factual requirement, the merger itself does nothing to meet the NASD's legal requirement that Xfone must become subject to the provisions of section 15d of the 1934 Act to meet the listing requirement under NASD Rule 6530. According to the NASD's interpretation of the Rule, this requirement for listing is met by the filing of a 1933 Act registration statement.

NASD Rule 6530 limits quotations on the OTCBB to the securities of issuers that make current filings pursuant to Sections 13 and 15(d) of the 1934 Act. In "Eligibility Rule Q and A," January 21, 1999, posted on the over the counter
bulletin                    board                   website                   at
http://www.otcbb.com/news/EligibilityRule/eligruleq&a.stm the NASD advised companies that wanted to become listed on the over the counter bulletin board that

         In order to be required to make filings pursuant to Section 13 or 15(d) of the Act, an issuer must register its class of securities under the Securities Act of 1933 or the Securities Exchange Act of 1934. [emphasis added]

So clearly, a registration statement such as this filed under the 1933 Act meets the NASD's requirement for listing.

That same statement of the NASD indicates that Xfone must be a mandatory, not a discretionary, reporting company. Under section 15d of the 1934 Act and related regulations and interpretations, that requirement is met for the year in which this registration statement is declared effective. However, there may some uncertainty as to the mandatory reporting status thereafter. Accordingly, to avoid any uncertainty in this area, Adar Alternative Two will file a companion registration statement on Form 8-A, the form prescribed for discretionary registration of securities under section 12(g) of the 1934 Act. The filing of the companion registration statement on form 8-A will assure continued compliance with NASD Rule 6530 in the years after this registration statement is declared effective, so long as the surviving company remains current in its reporting requirements.

NASD Rule 6530 is not met by the merger. It is met by structuring the transaction to have the shares that are issued to Xfone' shareholders in the merger registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act on Form 8-A.

Although this transaction structure is utilized to meet Xfone' requirement of going public through a reverse merger with a shell company, this registration statement is not being filed because of that requirement. It is being filed because in order for Xfone to reach its goal of going public, the requirement imposed by the NASD has to be satisfied. This registration statement, and not the merger, is what meets that requirement.

Thus, by being acquired by Adar Alternative Two in a transaction in which shares that are issued to Xfone' shareholders in the merger are registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act, Xfone meets both the NASD legal requirement of going public - Rule 6530 - and its own factual requirement for the way it wants to go public - a reverse merger with a shell company.

Reasons for Recommending Approval of the Merger

Both the board of directors of Adar Alternative Two and Xfone have recommended approving the merger. Neither of the boards of directors of Adar Alternative Two or Xfone requested or received, or will receive, an opinion of an independent investment banker as to whether the merger is fair, from a financial point of view, to Adar Alternative Two and its shareholders or Xfone and its shareholders.

In considering the merger, the Adar Alternative Two board took note of the fact that Xfone met its acquisition candidate profile in that it was a private company that had already determined to go public through merger with a shell when it first contacted Adar Alternative Two. In addition, the board noted Xfone could produce audited financial statements and other information necessary for the filing of this registration statement and had agreed to pay the required merger fee to Adar Alternative Two, Accordingly, the Adar Alternative Two board determined that the merger proposal was fair to, and in the best interests of, Adar Alternative Two and the Adar Alternative Two's shareholders.

The board of Xfone concluded that this transaction fully met Xfone' business objective in the manner the board deemed to be the most appropriate consistent with its business decision to go public through a process involving a reverse merger with a shell corporation.

The board noted the transaction structure proposed by Third Enterprise would meet its objective of going public because it involved a transaction in which shares that are issued to Xfone' shareholders in the merger are registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act. As such, Xfone would be able to meet the NASD's legal requirement of going public using the method it desired.

The Xfone board recommended approving the merger because it concluded that the merger and its terms, including the merger fee to be paid to Adar Alternative Two and the shares retained by shareholders of Adar Alternative Two after the merger closed, were fair and in the best interests of Xfone' shareholders. The board recommended Xfone' shareholders approve the merger.

The board's conclusion and recommendation were based upon the following:

o        Xfone did not consider other methods of going public to be appropriate.
         The board determined that a reverse merger with a shell was the only acceptable alternative because this process, in the minds of its potential investors, its shareholders and its management, was:

         o        Well known
         o        Universally accepted
         o        Proven to be successful

         The board took note that the bulletin board might not be as efficient or effective as Nasdaq. The board pointed out that Xfone didn't qualify for Nasdaq listing in any case.

         The board noted that there would be increased expense because of the requirement to become and remain an SEC reporting company in order to secure and maintain the bulletin board listing. Nonetheless, the board felt in its best business judgment that recognizing and acting upon investor, shareholder and management requests and desires for liquidity as soon as possible was in the long-term best interest of Xfone and its business.

o The board investigated a number of individuals and entities who offered to assist Xfone in becoming a reporting, listed and trading company through a reverse merger. The board concluded that the transaction structure proposed by Third Enterprise had significant advantages over other types of reverse merger transaction structures. And it concluded that counsel to Adar Alternative Two possessed a higher level of honesty, knowledge, experience and competence necessary for a successful transaction than it felt would be available through other alternatives.

o        The  merger  fee  and  number  of  shares  retained  were   reasonable,
         particularly   in  comparison  to  traditional   shell  reverse  merger
         transactions. They were reasonable in view of the knowledge and experience of the attorney for Adar Alternative Two.

Having made these decisions, the board felt that to undertake this transaction in some other manner with some other company or individuals would be inconsistent with the decision the board in the proper exercise of the discretion it is allowed under the business judgment standards of Nevada law and the interests and desires of all the shareholders of Xfone.

Interests of Certain Persons in the Merger

Upon the closing of the merger, the current directors and executive officers of Xfone will become the directors and executive officers of the surviving corporation.

Mr. Williams' law firm will receive a fee of $67,500 paid from the merger fee. He and his family members and a family trust will retain 100,000 shares following the merger. Mr. Golub will receive a director's fee of $67,500 and will retain 100,000 shares following the merger. These shares will be registered for resale. These shares may have no value as they may only be sold if there is sufficient market demand to support a sale of these shares.

Material Federal Income Tax Consequences

The following discussion summarizes all the material federal income tax consequences of the merger. This discussion is based on existing provisions of the Internal Revenue Code of 1986, existing and proposed Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to the Xfone stockholders, as described below.

Williams Law Group has addressed this opinion to most of the typical common stockholders Xfone. However, some special categories of stockholders listed below will have special tax considerations that need to be addressed by their individual tax advisors:

o        Dealers in securities
o        Banks
o        Insurance companies
o        Foreign persons
o        Tax-exempt entities
o Taxpayers holding stock as part of a conversion, straddle, hedge or other risk reduction transaction
o Taxpayers who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions

It does not address the tax consequences of the merger under foreign, state or local tax laws.

Williams Law Group strongly urges Xfone stockholders to consult their own tax advisors as to the specific consequences of the merger to them, including the applicable federal, state, local and foreign tax consequences of the merger in their particular circumstances.

Neither Adar Alternative Two nor Xfone has requested, or will request, a ruling from the Internal Revenue Service with regard to any of the federal income tax consequences of the merger. The tax opinions will not be binding on the IRS or preclude the IRS from adopting a contrary position.

It is the opinion of Williams Law Group, P.A., counsel to Adar Alternative Two, that the merger will constitute a reorganization under Section 368(a) of the code. The tax description set forth below has been prepared and reviewed by Williams Law Group, and in their opinion, to the extent the description relates to statements of law, it is correct in all material respects. The following tax consequences are implicit in the firm's opinion that the merger is a 368(a) reorganization. This discussion summarizes the tax opinion given by counsel.

As a result of the merger's qualifying as a reorganization, the following federal income tax consequences will, under applicable law, result:

o No gain or loss will be recognized for federal income tax purposes by the holders of Xfone common stock upon the receipt of Adar Alternative Two common stock solely in exchange for Xfone common stock in the merger, except to the extent that cash is received by the exercise of dissenters' rights.

o The aggregate tax basis of the Adar Alternative Two common stock received by Xfone stockholders in the merger will be the same as the aggregate tax basis of the Xfone common stock surrendered in merger.

o The holding period of the Adar Alternative Two common stock received by each Xfone shareholder in the merger will include the period for which the Xfone common stock surrendered in merger was considered to be held, provided that the Xfone common stock so surrendered is held as a capital asset at the closing of the merger.

o A holder of Xfone common stock who exercises dissenters' rights for the Xfone common stock and receives a cash payment for the shares generally will recognize capital gain or loss, if the share was held as a capital asset at the closing of the merger, measured by the difference between the shareholder's basis in the share and the amount of cash received, provided that the payment is not essentially equivalent to a dividend within the meaning of Section 302 of the code or does not have the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the code after giving effect to the constructive ownership rules of the code.

o Neither Adar Alternative Two nor Xfone will recognize gain solely as a result of the merger.

o There is a continuity of interest for IRS purposes with respect to the business of Xfone. This opinion is based upon IRS ruling guidelines that require eighty percent continuity, although the guidelines do not purport to represent the applicable substantive law.

A successful IRS challenge to the reorganization status of the merger would result in significant tax consequences. For example,

o Xfone would recognize a corporate level gain or loss on the deemed sale of all of its assets equal to the difference between

         o the sum of the fair market value, as of the closing of the merger, of the Adar Alternative Two common stock issued in the merger plus the amount of the liabilities of Xfone assumed by Adar Alternative Two

                    and

         o   Xfone's basis in the assets

o Xfone stockholders would recognize gain or loss with respect to each share of Xfone common stock surrendered equal to the difference between the shareholder's basis in the share and the fair market value, as of the closing of the merger, of the Adar Alternative Two common stock received in merger therefore.

In this event, a shareholder's aggregate basis in the Adar Alternative Two common stock so received would equal its fair market value and the shareholder's holding period for this stock would begin the day after the merger is consummated.

Even if the merger qualifies as a reorganization, a recipient of Adar Alternative Two common stock would recognize income to the extent if, among other reasons any shares were determined to have been received in merger for services, to satisfy obligations or in consideration for anything other than the Xfone common stock surrendered. Generally, income is taxable as ordinary income upon receipt. In addition, to the extent that Xfone stockholders were treated as receiving, directly or indirectly, consideration other than Adar Alternative Two common stock in merger for Xfone's shareholder's common stock, gain or loss would have to be recognized.

This discussion does not address the tax consequences of the merger to holders of Xfone options, who, as a result of the merger, will receive Adar Alternative Two options. Holders of the securities should consult their tax advisors with respect to the tax consequences.

Dissenters' Rights

The following summary of dissenters' rights under Nevada law is qualified in its entirety by reference to section 92, Nevada Statutes, but includes all material aspects of that section. Adar Alternative Two has filed copies of these statutes as an appendix to the registration statement.

Xfone stockholders who oppose the proposed merger will have the right to receive payment for the value of their shares as set forth in sections 92a.300 through 92a.500 of the Nevada law. The dissenters' rights will be available only to stockholders of Xfone who refrain from voting in favor of the merger.

Voting against the merger will not constitute notifying Xfone of the intention to demand payment if the merger is closed.

A stockholder must exercise dissenters' rights for all of the shares that he or she owns.

Since the vote to authorize the merger will take place by written consent, Xfone will be required to notify by mail those stockholders who, by virtue of having refrained from voting in favor of the merger, are entitled to payment for their shares. Dissenters notices must be sent no later than ten days after consummation of the merger. The notice must

o        State where demand for payment must be sent
o        State when certificates must be deposited
o State the restrictions on transfer of shares that are not evidenced by a certificate once demand has been made
o        Supply a form on which to demand payment
o        Set a date by which  demand must be received
o        Include a copy of the  relevant portions of the Nevada law

Unless a stockholder acquired his or her shares after Xfone sends the dissenters notices, Xfone must calculate the fair market value of the shares plus interest, and within 30 days of the date Xfone receives the demand, pay this amount to any stockholder that properly exercised dissenters' rights and deposited certificates with Xfone. If Xfone does not pay within 30 days, a stockholder may enforce in court Xfone's obligation to pay. The payment must be accompanied by

o        Xfone's interim balance sheet,
o        A statement of the fair market value of the shares,
o        An  explanation  of how the  interest  was  calculated,
o        A statement of dissenters' right to demand payment, and
o        A copy of the relevant portions of the Nevada Law.

Within 30 days of when Xfone pays a dissenting stockholder for his or her shares, the stockholder has the right to challenge Xfone's calculation of the fair market value of the shares and interest due, and must state the amount that he or she believes to represent the true fair market value and interest of the shares. If Xfone and the stockholder are not able to settle on an amount, Xfone may petition a court within 60 days of making payment to the dissenting stockholder. If Xfone does not either settle with the stockholder or petition a court for a determination within 60 days, Xfone is obligated to pay the stockholder the amount demanded that exceeds Xfone's calculation of fair market value plus interest. All dissenters are entitled to judgment for the amount by which the fair market value of their shares is found to exceed the amount previously remitted, with interest.

It is a condition to Xfone's obligations to consummate the merger that the holders of no more than 10% of the outstanding shares of Xfone's common stock and 10% of Xfone's preferred stock are entitled to dissenters' rights. If demands for payment are made with respect to more than 10%, of the outstanding shares of Xfone's either class of stock, and, as a consequence more than 10% of the stockholders of either class of Xfone's become entitled to exercise dissenters' rights, then Xfone will not be obligated to consummate the merger.

Accounting Treatment

For accounting purposes, the merger will be treated as a reorganization by Xfone.

Merger Procedures

Unless otherwise designated by a Xfone shareholder on the transmittal letter, certificates representing shares of Adar Alternative Two common stock issued to Xfone stockholders will be issued and delivered to the tendering Xfone shareholder at the address on record with Xfone . In the event of a transfer of ownership of shares of Xfone common stock represented by certificates that are not registered in the transfer records of Xfone , the shares may be issued to a transferee if the certificates are delivered to the transfer agent, accompanied by all documents required to evidence the transfer and by evidence satisfactory to the transfer agent that any applicable stock transfer taxes have been paid. If any certificates shall have been lost, stolen, mislaid or destroyed, upon receipt of

o An affidavit of that fact from the holder claiming the certificates to be lost, mislaid or destroyed.
o The bond, security or indemnity as the surviving corporation and the transfer agent may reasonably require.
o Any other documents necessary to evidence and effect the bona fide merger, the transfer agent shall issue to holder the shares into which the shares represented by the lost, stolen, mislaid or destroyed.
o      Certificates have been converted.

Neither Adar Alternative Two, Xfone, or the transfer agent is liable to a holder of Xfone's common stock for any amounts paid or property delivered in good faith to a public official under any applicable abandoned property law. Adoption of the merger agreement by the Xfone's stockholders constitutes ratification of the appointment of the transfer agent.

After the closing of the merger, holders of certificates will have no rights with respect to the shares of Xfone common stock represented thereby other than the right to surrender the certificates and receive in merger the shares of Adar Alternative Two common stock to which the holders are entitled.

XFONE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Swiftnet Limited

Swiftnet sells and develop telecommunication services, including telephony, Fax messages, Internet driven applications and telex for commercial and residential use mainly in the United Kingdom and Europe. In addition Swiftnet provides services and telecom solutions to resellers and partners worldwide.

Swiftnet was incorporated in 1991 under the laws of the United Kingdom. It believes that it should position itself as a home for all telecommunication products by integrating new services and ideas to its website and service options. As a retail business, reducing the dependency on one technology will allow it to benefit from many possible directions that the telecomm business will evolve to.


                                                  Financial Information - Percentage of Gross Sales

                                            Nine months ended
                                               30 September
                                                                                         Year ended 31 December
                               2000                       1999             1999                      1998    1997
                               %                          %                %                         %       %

Revenues                       100.00                     100.00           100.00                    100.00  100.00

Cost of revenues               -66.00                     -52.86           -53.75                    -53.66  -54.26

                               ------------------------------------------------------------------------------------------------
Gross Profit                   34.00                      47.14            46.25                     46.34   45.74


Operating expenses:

Research and development       -2.22                      -4.08            -3.78                     -4.09   -3.76
Marketing and selling          -8.33                      -7.73            -7.86                     -9.09   -8.55
General and administrative     -16.77                     -28.19           -28.09                    -32.75  -34.01
                               ------------------------------------------------------------------------------------------------
                               -27.32                     -40.00           -39.73                    -45.93  -46.32



Voice is regular telephone services and other services are mainly messaging services including fax, Internet based applications and Telex.


Nine months ended September 30, 2000 and 1999

Company Statement of Operations

Revenues. Revenues for the nine months ended September 30, 2000 increased 85% to (pound)972,016 ($1,438,584) from (pound)525,658 ($777,974) for the same period in 1999. The increase in revenues is attributed mainly to growth in revenues generated from its voice telephony services.

Cost of Revenues. Cost of revenues consists primarily of traffic time purchased from telephone companies and other related charges. Cost of revenues increased 131% to (pound)641,577 ($949,534) for the nine months ended September 30, 2000 from (pound)277,853 ($411,222) for the nine months ended September 30, 1999, representing 66% and 53% of the total revenues for the nine months ended September 30, 2000 and September 30, 1999, respectively. The increase in cost of revenues is attributable to the increase in revenues derived from its voice telephony services for which cost of revenues is higher than the cost incurred by the other services that Swiftnet provides.

Gross Profit. Gross profit is total revenues less cost of revenues. Gross profit excludes general corporate expenses, finance expenses and income tax. For the nine months ended September 30, 2000 and 1999, respectively, gross profit was (pound)330,439 ($489,050) and (pound)247,805 ($366,752), which represents a
33% increase. The gross profit as a percentage of revenues decreased to 34% for the nine months ended September 30,2000 from 47% for the nine months ended September 30, 1999. The decrease of the gross profit as percentage of revenues is attributed to the increase in revenues derived from voice telephony services, in which the gross profit margin is lower than the one derived from other services provided by it.

Research and Development. Research and development expenses were (pound)21,630 ($32,012) and (pound)21,450 ($31,746) for the nine months ended September 30, 2000 and 1999, respectively, representing 2.2% and 4.1% of revenues for the nine months ended September 30, 2000 and 1999, respectively. Such expenses consist of associated labor and other related costs incurred primarily in the development of upgrades in software for its telephone platforms, billing systems, messaging services and interconnections with the web site and resellers.

Marketing and Selling Expenses. Marketing and selling expenses increased to (pound)81,007 ($119,891) from (pound)40,656 ($60,171) for the nine months ended September 30, 2000 and 1999, respectively. Marketing and selling expenses as a percentage of revenues were 8.3% and 7.7% for the nine months ended September 30, 2000 and 1999, respectively.

General  and  Administrative  Expenses.  General  and  administrative   expenses
increased to (pound)163,019 ($241,268) for the nine months ended September 30, 2000 from (pound)148,180 ($219,306) for the nine months ended September 30,1999. As a percentage of revenues, general and administrative expenses decreased to 17% for the nine months ended September 30, 2000 from 28% for the nine months ended September 30, 1999.

Financing  Expenses.  Financing  expenses,   net,  increased  to  (pound) 10,762
($15,928) for the nine months ended September 30, 2000 from (pound)4,343 ($6,428) for the nine months ended September 30, 1999.

Income  Before  Taxes.   Income   before  taxes   for  the  nine  months   ended
September 30, 2000 increased by 62% to (pound)54,191 ($80,203) from (pound)33,430 ($49,476) for the nine months ended September 30, 1999. The increase of the income before taxes is attributable primarily to the increase of 85% in its revenues. Income before taxes as a percentage of revenues was 5.6% for the nine months ended September 30, 2000 and 6.4% for the nine months ended September 30, 1999. The decrease in this percentage is attributable to the increase of its revenues that are derived from its voice telephony services in which its gross profit is lower than the ones generated from the other services provided by it.

Taxes on Income. United Kingdom companies are usually subject to income tax at the corporate rate of 20%. Taxes on income for the nine months ended September 30, 2000 amounted to (pound)10,542 ($15,602) which represents 19.5% of income before taxes as compared with (pound)3,222 ($4,768) for the nine months ended September 30, 1999 which represents 9.6% of income before taxes. The lower effective tax rate for 1999 resulted from the benefit recognized upon the utilization of carry forward losses.

Net Income. Net income for the nine months ended September 30, 2000 amounted to (pound)43,649 ($64,601) which represents 4.5% of the period revenues, as compared with (pound)30,208 ($44,708), which represents 5.7% of the revenues for the nine months ended September 30, 1999. The increase in the net income is attributable to the 85% growth in its revenues and the lower increase of 26% in its operating expenses.

Company Balance Sheet.

Current Assets. Its Current Assets amounted to (pound) 728,860 ($1,078,713) as of September 30, 2000 as compared to (pound) 242,852 ($359,421) as of December 31, 1999. The increase is due to an increase in account receivables in the amount of (pound) 193,988 ($287,102) this increase in account receivables is attributed to the 85 percent growth in its revenues, an increase of (pounds) 45,694 ($67,627) in cash and cash equivalent, an increase of (pound) 182,745 ($270,463) in other debtors and prepayment this increase is due to payments made in connection with the registration statement and the loan to shareholder that amounts to (pounds) 63,581 ($94,100) at June 30, 2000. The loan to the shareholder was given to its Managing Director , Mr. Abraham Keinan. Mr. Keinan has enough resources to repay the loan.

Fixed   Assets.  Fixed   Assets  increased   to  (pound)  92,733  ($137,261)  at
September 30, 2000 as compared to (pound) 89,197 ($132,012) at December 31, 1999. The increase is due to minor purchases of purchases of equipment.

Current liabilities. Current liabilities amounted to (pound) 564,088 ($834,851) as of September 30, 2000 as compared to (pound) 317,267 ($469,555) as of December 31, 1999. The increase is due to an increase of (pound) 188,895 ($279,565) in trade payables and increase of (pound) 55,677 ($82,402) in other liabilities and accrued expenses. The increase is attributed to the growth of 85 percent in its revenues.


Liquidity and Capital Resources at September 30, 2000.

Since its inception Swiftnet has financed its operations primarily through cash generated by operations and to a lesser extent by private placements of its share capital issued to its shareholders and bank loans. As of September 30, 2000 the accumulated amount of (pound) 123,908 ($183,384) was invested in it and additional amount of (pound) 108,651 ($160,803) was contributed by retained earnings.

Net Cash provided by operating activities for the nine months ended September 30, 2000 was (pound) 7,510 ($11,116) as compared to net cash provided of (pound) 17,643 ($31,902) at the same period in 1999. The decrease in the cash provided by operating activities is primarily attributed to the increase in trade receivables.

Net Cash used in Investing Activities for the nine months ended September 30, 2000 were (pound) 24,949 ($36,925) as compared to net cash used of (pound) 31,780 ($57,557) at the same period in 1999. The cash used in investing activities was primarily used for the Shareholder's loan and the purchase of equipment. The shareholder loan was given to Swiftnet Managing Director, Mr. Abraham Keinan. The equipment is mainly enhancement to the companies computer, telephone platforms and fax capabilities.

Net Cash provided by Financing Activities for the nine months ended September 30, 2000 were (pound) 63,133 ($93,437) as compared to net cash provided by financing activities of (pound) 27,294 ($38,369) at the same period in 1999. The increased is attributed to proceeds from the issuance of common stock for the amount of (pound) 58,908 ($87,184).

Swiftnet is and will in the near future, generate sufficient revenues for its operations and plans. Swiftnet is profitable and has unused finance facilities exceeding $200,000 from United Kingdom banks. In the future Swiftnet will consider financing further activities by issuing shares, taking loans and using its own generated profits. Swiftnet doesn't have a specific time frame for considering further funding as the current cash flow allows it to operate without the need for additional outside financing.

Years ended December 31, 1999 and 1998.

Statement of Operations.

Revenues. Revenues for year ended December 31, 1999 increased 16% to (pound) 758,846 ($1,117,594) from (pound) 652,964 ($961,655) for the same period in 1998. The increase in revenues is attributed mainly to introducing telephone service to its messaging clients in the United Kingdom. The revenue split was 57% voice and 43% other.

Cost of Revenues. During the year ended December 31, 1999 cost of revenues was (pound) 407,904 ($603,698) increasing 10%, as compared to cost of revenues of (pound) 350,372 ($515,046) for the year ended 1998. The growth in cost of revenues is attributed to equivalent growth in its revenues.

Gross Profits. For the year ended December 31, 1999 and 1998, respectively, gross profits were (pound) 350,942 ($519,349) and (pound) 302,592 ($444,810), which represents a 16% increase. The gross profit margins in 1999 was kept at the same level as 1998 despite market pressure to reduce the prices.

Research  and  Development  Expenses.   Research  and  development expenses were
(pound)  28,663  ($42,214)  and  (pound)  26,715  ($39,345)  for the year  ended
December 31, 1999 and 1998, respectively. Research and development expenses as a percentage of revenue were 3.8% and 4.1% for the year ended December 31, 1999 and 1998, respectively. Such expenses consist of associated labor mainly in house software development of value added services and are driven by customers requests.

Marketing and Selling Expenses. Marketing and Selling expenses slightly increased to (pound) 59,634 ($88,259) from (pound) 59,360 ($87,259) years ended December 31, 1999 and 1998, respectively. Marketing and selling expenses as a percentage of revenues were 7.8% and 9% for the years ended December 31, 1999 and 1998, respectively. These expenses are attributed mainly to commission paid to agents selling its services and distribution costs .

General and Administrative Expenses. General and Administrative expenses slightly decreased to (pound) 213,176 ($313,956) from (pound) 213,848 ($314,946)
for the years ended December 31, 1999 and 1998, respectively and decreased to 28.1% of gross revenues, from 32.8% of gross revenues for years ended December 31, 1999 and 1998, respectively. The expenses have been kept almost at the same level as 1998 despite growth in the revenue.

Financing  Expenses.   Financing  Expenses,   net,  increased  to  (pound) 6,576
($9,685) for the year ended December 31, 1999 as compared to (pound) 3,992 ($5,879) for the year ended December 31, 1998.

Net Income. Net Income for the year ended December 31, 1999 was (pound) 39,159 ($57,672) as compared to a loss of (pound) 1,282 ($1,888) for the year ended December 31, 1998. The increase in net results during 1999 is attributed to the increase in revenues and growth profit while operating expenses slightly decrease.

Balance Sheet.

Current Assets. It's current assets amounted to (pound) 242,852 ($357,661) as of December 31, 1999 as compared to (pound) 194,021 ($285,745) as of December 31, 1998. The increase is due to an increase in accounts receivable in the amount of (pound) 39,762 at December 31, 1999. The increase in accounts receivable is attributed primarily to an increase in trade receivables in the amount of (pound) 39,762 ($60,436) at December 31, 1999.

Loan  to  Shareholder.  Loan  to   shareholder  amounted    to  (pound)  138,201
($203,536) as of December 31, 1999 as compared to (pound)  68,628  ($101,072) as of December 31, 1998.

Fixed Assets. Fixed assets increased to (pound) 89,197 ($131,365) at December 31, 1999 as compared to (pound) 86,344 ($127,163) at December 31, 1998. Purchases of equipment during the year ended December 31, 1999 were (pound) 38,890 ($57,275) and depreciation for the same period was (pound) 29,732 ($43,788).

Trade  Payables  amounted  to (pound)   224,250  ($330,264) as  of  December 31,
1999 as  compared  to (pound)  197,809  ($291,324)  at December  31,  1998.  The increase in trade payable is attributed the growth in its revenues.

Other Liabilities and Accrued Expenses amounted to (pound) 88,489 ($130,322) as of December 31, 1999 as compared to (pound) 58,757 ($86,535) at
December 31, 1998. The increase in other liabilities and accrued expenses is attributed primarily to an increase of the liability to the tax authorities.


Liquidity and Capital Resources at December 31, 1999.

Net Cash provided by operating activities for the year ended December 31, 1999 were (pound) 84,824 ($124,925) as compared to net cash provided of (pound) 10,476 ($15,429) at the year ended December 31, 1998. The cash provided by operating activities was primarily provided by the net income, the increase in trade payables and in other liabilities and accrued expenses.

Net Cash used in Investing Activities for the year ended December 31, 1999 were (pound) 102,158 ($150,453) as compared to net cash used of (pound) 31,193 ($45,940) at the year ended December 31, 1998. The cash used in investing activities was primarily used for the director's loan and the purchase of equipment.


Years ended December 31, 1998 and 1997.

Company Statement of Operations.

Revenues.  Revenues  for  year  ended   December  31,  1998   increase  3.4%  to
(pound) 652,964  ($961,655) from (pound) 631,781  ($930,458) for the same period in 1997.

Cost of Revenues. During the year ended December 31, 1998 cost of revenues was (pound) 350,372 ($515,046) increasing 2.2%, as compared to cost of revenues of (pound) 342,822 ($503,948) for the year ended 1997.

Gross Profits. For the year ended December 1, 1998 and 1997, respectively, gross profits were (pound) 302,592 ($444,810) and (pound) 288,959 ($424,770), which represents a 4.7% increase. As a percentage of revenue, gross profit for the years ended December 31, 1998 and 1997 were 46.3% and 45.7 respectively.

Research and Development Expenses. Research and development expenses were (pound) 26,715 ($39,345) and (pound) 23,760 ($34,993) for the year ended
December 31, 1998 and 1997, respectively. Research and development expenses as a percentage of revenue were 4.1% and 3.8% for the year ended December 31, 1998 and 1997, respectively. Such expenses consist of associated labor mainly in house software development of value added services and are driven by customers requests.

Marketing and Selling Expenses. Marketing and selling expenses increased to (pound) 59,360 ($87,259) from (pound) 53,978 ($79,347) in the years ended
December 31, 1998 and 1997, respectively. Marketing and selling expenses as a percentage of revenue were 9% and 8.5% for the years ended December 31, 1998 and 1997, respectively. Such expenses are attributed mainly to commission paid to agents selling its services and distribution costs.

General and Administrative Expenses. General and administrative expenses decreased to (pound) 213,848 ($314,946) from (pound) 214,909 ($316,508) for the years ended December 31, 1998 and 1997, respectively and decreased to 32.8% of gross revenues, from 34% of gross revenues for years ended December 31, 1998 and 1997, respectively. The expenses have been kept at the same level as 1997.

Financing  Expenses.   Financing  Expenses,   net,  decreased  to  (pound) 3,992
($5,879) for the year ended December 31, 1998 as compared to (pound) 5,429 ($7,996) for the year ended December 31, 1997.

Loss. Loss for the year ended December 31, 1998 was (pound) 1,282 ($1,888) as compared loss of (pound) 7,228 ($10,645) for the year ended December 31, 1997. The decrease in the loss is primarily attributed to the minor operating profit that it generated in the year ended December 31, 1998 as compared with an operating loss in 1997.



                                 XFONE BUSINESS

Xfone is a provider of long distance voice and data telecommunications services primarily in the United Kingdom. Xfone uses the network switching and transport facilities of Tier I and Tier II long distance providers such as MCI/WorldCom to provide a broad array of telephone, fax and e-mail methods of communication marketed through traditional means by its wholly-owned subsidiary Swiftnet and through Xfone on the internet.

Swiftnet was incorporated in 1991. Swiftnet is licensed by the Department of Trade and Industry to provide telecommunication services in the United Kingdom. Xfone was formed in July 2000. In September 2000 Xfone acquired all of the issued and outstanding stock of Swiftnet in a share exchange and reorganization. Swiftnet is now a wholly owned subsidiary of Xfone.

Products and Services

Xfone offers an integrated set of telecommunications products and services including

o Indirect telephone service using 1XXX access [similar to XX-XX-XXXX in the US] reselling services provided by other carriers or using its own platform

       Using a technique called indirect access, Xfone is able to take calls originated by customers and route them to virtually any destination.

       Some customers are billed monthly and some are required to pre-pay. The pre-pay customers are disconnected automatically when their balance hits zero.

o      PIN access using 0800 free numbers.

       Customers of Xfone can use this service to call from almost any phone, including British Telecom pay phones, to access Xfone's platform remotely in order to make calls to virtually any destination. Customer identification of clients is done via a PIN code. This is essentially a cardless calling card program.

o      Mobile access using 0800 free numbers.

       This service is similar to PIN access but for mobile phones. In this case, however, the identification of the client is automatic; there is no need for a PIN.

o      Email to Fax

       Email2Fax allows anyone with an Internet email account to send faxes usually at a discount cost. The email arrives at Xfone's Internet server and is faxed through high-speed fax modems to the proper destination. Email2Fax confirms every 15 minutes:

       o        All successful or failed fax transmissions
       o        A complete list including date and time of delivery
       o        Destination number
       o        Pages
       o        Duration
       o        Subject
       o        Answerback of the transmission

       Email2Fax will try to send a fax based on a pre-defined table of retries. If a fax does not go through, within the pre-defined number of hours Email2Fax will cancel the fax and a confirmation will be included in the next status report.

o      Print to Fax

       Similar to Email2Fax, Print2Fax will allow anyone with Windows 95 [Windows 98 is under development, anticipated to be completed by the end of 2001] and an Internet browser to send faxes usually at a discount cost. When a user wants to send a fax, he or she composes the message with any Windows application that supports printing. The user then selects the printer driver to send the fax. The printer driver automatically displays a dialog box that allows the user to enter

       o The recipient name and fax number - multiple recipients, both "To" and "CC," can be entered
       o        The sender's name
       o        The subject

        The Prin2Fax software supports the user address book for insertion of one or more recipients. The user can specify that one of three possible standard cover pages be attached to the fax. Once the user clicks "OK," the fax is sent out over the network to the Xfone server and routed, over the Internet, to its final destination. A queue management window allows the user to track the progress and final status of each fax. Status messages are displayed in clear language.

o        Fax to Email or Cyber Number

         This service allows receiving fax messages directly to an email address via a personal number.

o        Fax Broadcast

         This service enables businesses to send thousands of faxes to various destinations with merged fields quickly.

o        Email to Telex

         Email2telex allows anyone with an Internet email account to send telexes at a discount cost. Email2Telex users can send a telex anywhere in the world. Email2Telex bills in six-seconds increments with no minimum. Email2Telex sends back the same information to the user as Email2fax.

o        Nodal Services

         Business partners can use this product, which is essentially a small platform located in their country, to establish their own messaging services in their own country. This module provides nodal partners the ability to send and receive customer faxes utilizing store and forward delivery.

The level of demand for its products/services is generally greater in January - March, May - July and September - November because there are no major holidays during those months.

Xfone charges its customers on the basis of minutes or partial minutes of usage. Its rates may vary with the distance, duration, time of day of the call and the type of call. The facilities selected for call transmission do not affect its rates, but the type of call does.

Contractual terms on regular telephone customers are 21 days from date of invoice. Averagely customers pay 60 days after being invoiced. Its prepay telephone services represent around 20 percent of revenues. Its suppliers standard terms are 30 days from invoice date however practically payments are being made up to 90 days from date of invoice without interest or penalty.

Xfone will have monthly promotions to different destinations. For example, in a certain month Xfone may sell a minute to a country for less than the retail price. Xfone intends to offer discounts for volume users.

Its wholly-owned subsidiary, Swiftnet, does its billing for it.

Xfone has contracts with MCI WorldCom, Teleglobe and GTS for telephone routing and switching services. In general, these contracts may be terminated immediately for a material breach and with thirty days notice otherwise. They supply the same service to its competitors.

Although Xfone does have back-up supplier for MCI WorldCom, should its agreement with MCI Worldcom be terminated, Xfone would have to reprogram the systems for all direct access customers from the MCI WorldCom switch to another switch. In addition, the cost of purchasing these services could significantly increase.

United Kingdom Market Information

According to the market information update of Office of Telecommunications Department of Trade and Industry, call minutes increased for all call types, except for local calls. Total call minutes have risen constantly (in millions):

---------------------- -------------------- -------------------- -------------------- -------------------
1997/98Q4:             1998/99Q1:           1998/99Q2:           1998/99Q3:           1998/99Q4:
---------------------- -------------------- -------------------- -------------------- -------------------
---------------------- -------------------- -------------------- -------------------- -------------------
41,254                 41,394               42,156               44,859               45,988
---------------------- -------------------- -------------------- -------------------- -------------------

Total revenues have risen as well (Millions of Pounds):

---------------------- -------------------- -------------------- -------------------- -------------------
1997/98Q4:             1998/99Q1:           1998/99Q2:           1998/99Q3:           1998/99Q4:
---------------------- -------------------- -------------------- -------------------- -------------------
---------------------- -------------------- -------------------- -------------------- -------------------
1,972 ($2904)          2,092 ($3081)        2,147 ($3162)        2,174 ($3202)        2,239 ($3298)
---------------------- -------------------- -------------------- -------------------- -------------------

More importantly call revenues and minutes have risen to all other alternative") carriers such as Swiftnet but not including British Telecom, Kingston, Cable &
Wireless and other cable operators: Minutes (in millions):

---------------------- -------------------- -------------------- -------------------- -------------------
1997/98Q4:             1998/99Q1:           1998/99Q2:           1998/99Q3:           1998/99Q4:
---------------------- -------------------- -------------------- -------------------- -------------------
---------------------- -------------------- -------------------- -------------------- -------------------
2,625                  2,925                3,231                3,438                3,692
---------------------- -------------------- -------------------- -------------------- -------------------

Revenues have increased (Millions of Pounds):

---------------------- -------------------- -------------------- -------------------- -------------------
1997/98Q4:             1998/99Q1:           1998/99Q2:           1998/99Q3:           1998/99Q4:
---------------------- -------------------- -------------------- -------------------- -------------------
---------------------- -------------------- -------------------- -------------------- -------------------
178 ($262)             219 ($322)           222 ($327)           228 ($336)           239 ($352)
---------------------- -------------------- -------------------- -------------------- -------------------

Marketing

Swiftnet

Swiftnet markets through agents, resellers and direct marketing using mainly fax broadcast. Resellers include Voicenet and Worldnet. These contracts may be terminated upon 60 and 7 days notice, respectively. The Voicenet agreement has a monthly minimum rising to $14,730 (10,000 UK pounds) in November, 2000. Resellers receive lower wholesale prices and sell at their own pricelists. Swiftnet provides them with the services, inform them of price changes, and continue to hold a British carrier license.

Swiftnet recently entered into a contract with InTouchUK.com who will have exclusive rights to sell the fax broadcast services in the United Kingdom, including northern Ireland. Swiftnet will keep its own customers that registered prior to the agreement and refer all prospective customers of Fax Broadcast to the reseller. All clients referred by Swiftnet must be connected to Swiftnet services and not to any other competitive services. The exclusivity rights will be revoked in case the reseller does not attain certain revenues to Swiftnet (actual monthly payments) as listed below:

Month                      Minimum payment to Swiftnet (US Dollars and UK Pounds)
May        2000                                                        At least 0
June       2000                                                        At least $7365  (5000 Pounds)
July       2000                                                        At least $14730 (10000 Pounds)
August     2000                                                        At least $22095 (15000 Pounds)
September  2000                                                        At least $29460 (20000 Pounds)
October    2000                                                        At least $29460 (20000 Pounds)
November   2000                                                        At least $29460 (20000 Pounds)
December   2000                                                        At least $36825 (25000 Pounds)
January    2001                                                        At least $36825 (25000 Pounds)
February   2001                                                        At least $36825 (25000 Pounds)
March      2001                                                        At least $44190 (30000 Pounds)
April      2001                                                        At least $44190 (30000 Pounds)
May        2001                                                        At least $44190 (30000 Pounds)
June       2001                                                        At least $51555 (35000 Pounds)
July       2001 - December 2001 (inclusive)                            At least $51555 (35000 Pounds) per month
January    2002 - June 2002 (inclusive)                                At least $58920 (40000 Pounds) per month
July       2002 - December 2002 (inclusive)                            At least $66285 (45000 Pounds) per month
January    2003   onwards                                              At least $73650 (50000 Pounds) per month and a
                                                                                                      minimum growth
                                                                                                      of ten percent per
                                                                                                      annum.

The reseller could pay Swiftnet the difference between its actual payment and the minimum payment in order to keep the exclusivity.

Agents  sell   Swiftnet's   services   directly  and  receive   commissions   of
approximately 10%.

Xfone

Xfone believes that the telephone and e-commerce market will merge in such a way that consumers will be able to buy telecommunication services through Internet tools, thus creating an opportunity.

xfone.com will be its brand name for or new e-commerce telecommunications operations. Xfone intends to build a brand name with the launch of "xfone.com" - an easy to recognize name, advertisement and customers that will be satisfied with its rates and quality of lines. Xfone anticipates that xfone.com will be operational by January 2001.

Xfone will promote it primarily through advertising and partnering with other websites.

Xfone intends to build and increase its revenues by:

o        Greater ease of access to its potential  customers using the  Internet.
o        Wide range of other marketing tools such as advertisement.
o Recruiting new agents, resellers and high-level employees utilizing option schemes and performance related pay methods.
o        Considering expansion via the acquisition of other companies.
o        Prices
o        Quality of service.
o        Personal  relations  between   the  agents  and  clients   in  specific
         communities.
o        Added value services such as cyber number, email2fax and others.

Customers
---------

Xfone has four types of customers:

o Residential - These customers either must dial 1XXX or acquire a box that will do so automatically.
o Business - Smaller businesses are treated the same as residential customers. Larger businesses PBX units are reprogrammed.
o Government Agencies - Includes the United Nations World Economic Forum, the Argentine embassy, and the Israeli embassy.
o Resellers, such as WorldNet and Voicenet - Xfone provides them with its services (telephony and messaging) for a wholesale price. For WorldNet we supply the billing system.

 Xfone has customers in Angola, Australia, Austria, Bangladesh, Belgium, Benin, Brazil, Bulgaria, Cambodia, Cameroon, Canada, China, Congo, Croatia, Cyprus, Czech Republic, Denmark, Egypt, Finland, France, Germany, Gibraltar, Greece, Guinea, Hong Kong, India, Indonesia, Iran, Irish Republic, Israel, Italy, Ivory Coast, Japan, North Korea , South Korea, Kuwait, Latvia, Lebanon, Liberia, Lithuania, Malawi, Malaysia, Maldives Isles, Mauritius, Nepal, Netherlands, New Zealand, Niger, Nigeria, Norway, Oman, Pakistan, Panama, Philippines, Poland, Portugal, Qatar, Russia, Saudi Arabia, Sierra Leone, Singapore, Slovak Republic, South Africa, Spain, Sri Lanka, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Togo, Turkey, U.A.E, Uganda, Ukraine, USA and Vietnam.

In 1999, one customer, the United Nations World Economic Forum located in Switzerland, accounted for slightly more than 10% of its revenues. Except for the UK and Switzerland, no other country accounted for more than 10% of its revenues. Except for Intouch UK, a fax broadcast reseller which recently signed an exclusive contract with Xfone requiring certain minimum monthly sales which may or may not account for more than 10% of its revenues, Xfone does not anticipate than any customer or country will account for more than 10% of its revenues in 2000.

Future Products and Services

o Developing a database and web interface to enable the integration with a new SS7 telephone switch.

       This will allow it to register their phone line through xfone.com and have immediate access. This should reduce its overhead because Xfone can more easily implement least cost routing.

       Xfone expects this to be implemented with the opening of its web site in January 2000.

o Incoming and outgoing interconnection with various telephone carriers and total incorporation of the switch to the current systems for pre-pay and messaging platform and billing systems.

       The British government, much like the American government, has directed its largest telecommunications company, British Telecom, to open access to its lines to more carriers such as Swiftnet. In that connection, Swiftnet signed an incoming interconnect agreement with British Telecom in August 2000. It can be terminated upon 24 months notice and earlier under certain conditions. Xfone intends to negotiate outgoing interconnect with a variety of carriers to assure it receives the most competitive cost.

o Research and implementation of GSM interface to the switching system allowing it to sell mobile phone calls at a reduced rate.

       Xfone is negotiating with a company which can provide it with the necessary technology to implement this program. Xfone may ultimately decide not to implement this program.

o Xfone may seek strategic acquisitions. To date, it has held conversations with various companies throughout the world. However, no letters of intent or binding agreements will be entered into until Xfone's stock is listed for trading on the over the counter bulletin board.

Competitive Business Conditions

The communications and information services industry is highly competitive. Many of its existing and potential competitors have financial, personnel, marketing, customer bases and other resources significantly greater than ours.

Its principal competitor for Xfone services in the UK is Quip.com. The market for Swiftnet's services is fragment in that there are approximately 160 licensed telecom carriers operating in the UK market. However, most all of these entities have much greater financial, sales and marketing, personnel and other resources than Xfone does. As a result, they may be able to grow faster and more profitably. Xfone believes that consolidation in the telecommunications industry will increase competition.

Xfone is subject to competition that is expected to intensify in the future because the number of competitors is increasing. For example, 10 years ago there were only 3 carriers vs. now when 160 carriers exist.

There are barriers to entry into its market:

o License from the OFTEL - Department of Trade and Industry - United Kingdom Government:
         o        Knowledge of market
         o        Potential customer base
         o        Proof of Network
         o        International Links
         o        Interconnect agreements with various other carriers

o        Capital of around $147,300 (100,000 Pounds)
o        Technical and market knowledge

The marketing and pricing activities of major competitors such as BT MCI/WorldCom and Cable & Wireless significantly influence the industry. BT, MCI/WorldCom and Cable & Wireless have introduced new service and pricing options that are attractive to its potential customers, and they may market to these customers more aggressively in the future. New entrants in the industry compete directly with it by concentrating their marketing and direct sales efforts on specific classes of customers. These activities include national advertising campaigns and telemarketing programs.

The suppliers with whom Xfone contracts for call transmission may be its competitors.

Xfone believes that its ability to compete favorably is enhanced by its personal contact with the end user through its local agents on one hand and in the future the ability to give its clients the option to control and see their account over the Internet. Some of its competitors are very large corporations that Xfone believes have less flexibility and employ traditional methods of operation. Xfone is flexible enough to change and introduce new technologies and marketing methods such as xfone.com.

Management believes it will be continue to be successful as a provider of basic telephone services because of the volume discounts it has been able to negotiate with underlying carriers and its ability to direct customer call traffic over the transmission networks of more than one carrier. Xfone has negotiated pricing discounts ranging from 20% to 40% less than its charges to its customers.

Regulatory Matters

Xfone has a license to operate a telecommunications system from the Secretary of State for Trade and Industry granted in 1996. The license may be revoked upon certain conditions upon one month's notice.

Xfone is affected by regulations introduced by Secretary of State for Trade and Industry. Since the break up of the United Kingdom telecommunications duopoly consisting of British Telecom and Mercury in 1991 it has been the stated goal of Secretary of State for Trade and Industry to create a competitive marketplace. Secretary of State for Trade and Industry has imposed mandatory rate reductions on British Telecom in the past, which are expected to continue for the foreseeable future. Xfone does not believe that any regulations introduced by Secretary of State for Trade and Industry will interfere with or substantially hurt its business.

Xfone believes that Xfone is in substantial compliance with applicable laws and regulations. To the extent that these laws and regulations are changed or new laws or regulations are adopted, Xfone may be required to obtain additional licenses or renew, modify or replace existing licenses. If Xfone failsed to be in compliance with these laws, OFTEL could impose sanctions on it. This could result in substantial costs to it.

Since only  messaging  services but no calls by its  customers  originate in the
United States, Xfone does not believe that Xfone is subject to any telecommunications laws or regulations in the United States. In the future, if its services expand, it is possible that Xfone may become subject to the telecommunications laws and regulations of the United States. If this occurs, compliance with such laws would probably involve higher costs than Xfone has in Europe.

Research and Development

Other than developing and expanding its telecommunications network and xfone.com web site, Xfone does not intend to undertake any research and development activities. Including Swiftnet, Xfone has not incurred less than %50,000 aggregate research and development expenses since January 1, 1998.

Factors that may affect Future Performance

The following factors may affect Xfone's future performance.

Xfone is a new company and has no operating history. However, its wholly owned subsidiary, Swiftnet, has been in existence since 1991. Xfone's various telephone, fax and e-mail methods of communication have traditionally been marketed through agents. Xfone was formed to market them on the internet. Xfone's internet marketing program has not been completely developed and may never be successfully developed. These factors make it difficult to evaluate its potential success in implementing its business plan and to forecast its operating results.

Xfone was incorporated in 2000, and, as such, has no operating history. Although formed in 1991, Swiftnet hasn't marketed its products and services on the internet. The Internet in general and the marketing of various telephone, fax and e-mail methods of communication marketed on the internet is new and relatively uncertain. The new, competitive, fragmented and rapidly changing nature of marketing various telephone, fax and e-mail methods of communication on the internet increases these risks and uncertainties. Xfone cannot assure you that its marketing program will be successful. If it isn't, Xfone will have to rely on Swiftnet and its traditional methods of marketing.

Xfone's customers can quickly and easily cease using its services. If customers cease using its services, Xfone's revenues would be hurt.

Xfone anticipates that it will derive a significant portion of its revenues from its telephone related services. As a result, its quarterly operating results will depend heavily on fees paid by customers within the quarter and on its ability to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. If customers cease using its services or if Xfone fails to obtain new customers in any quarter, its business and operating results could be harmed. In addition, in 1999, one customer, the United Nations World Economic Forum located in Switzerland, accounted for slightly more than 10% of its revenues. Except for Intouch UK, a fax broadcast reseller which recently signed an exclusive contract with Xfone requiring certain minimum monthly sales which may or may not account for more than 10% of its revenues, Xfone does not anticipate than any customer will account for more than 10% of its revenues in 2000.

Even if marketing of Xfones telecommunications products and services on the internet is accepted, concerns about fraud, privacy and other problems may mean that a sufficiently broad base of customers will not adopt the internet as a medium of commerce. These concerns may increase as additional publicity over privacy issues over the internet increases. If there is not sufficient market acceptance or if market acceptance declines for these or other reasons, our revenues will be reduced.


A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. Xfone's security measures may not prevent security breaches. The failure by Xfone to prevent security breaches could harm its business.

Advances in computer capabilities, new discoveries in the field of cryptography, or other developments may result in a compromise or breach of the technology used by Xfone to protect customer transaction data. Any such compromise of its security could harm its reputation and, therefore, its business. In addition, a party who is able to circumvent its security measures could misappropriate proprietary information or cause interruptions in its operations.

The success of Xfone's business marketing various telephone, fax and e-mail methods of communication on the internet will depend largely on the development and maintenance of web infrastructure. Problems with development and maintenance of this infrastructure could decrease the growth of customers of the web. It could also increase costs of Xfone's products and services. These web-related infrastructure problems could hurt Xfone's internet marketing program and lead to reduced revenues.

Development and maintenance of the web infrastructure includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well as timely development of complementary products such as high speed modems, for providing reliable access to Xfone's web site.

The web has experienced, and is likely to continue to experience, significant growth in the numbers of customers and amount of traffic. If the web continues to experience increased numbers of customers, increased frequency of use or increased bandwidth requirements, the web infrastructure may be unable to support the demands placed on it. Specifically, if sufficient bandwidth is not available, there may be a slower than anticipated growth of the internet as a means of commerce.

The web could be damaged by outages and other delays as a result of damage to portions of its infrastructure. Heavy stress placed on systems could cause them to operate at unacceptably low speed or fail. Additionally, a natural disaster, power or telecommunications failure or act of war may cause extended systems failure. Computer viruses or unauthorized access to or sabotage of its network by a third party could also result in system failures or service interruptions. Although it has not experienced any of these problems to date, outages and delays that occur in the future could reduce the level of usage of the web as well as the level of traffic to and revenues generated from various telephone, fax and e-mail methods of communication marketed on the internet on its site.

Problems with web infrastructure could also increase costs of use of the web. If it costs customers more to access the internet, there may be fewer customers than anticipates. If it costs Xfone more to maintain its site, its prices may increase and demand may decrease.

Xfone's ability to successfully sell to customers and provide high quality customer service largely depends on the efficient and uninterrupted operation of its internal infrastructure. If Xfone's internal computer and communications systems are inadequate or fail to perform, its revenues could be reduced.

Substantially all of its management systems are located at its corporate offices in London. Xfone contracts with a third party for mission critical Internet connectivity, and these systems are located at various locations throughout the world. Xfone does not have a formal disaster recovery plan and does not carry business interruption insurance to compensate Xfone for losses that may occur.

Application of existing laws and regulations governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy by governmental agencies is uncertain. Any adverse application of these laws and regulations or new laws or regulations could reduce Xfone's revenues, increase the cost of doing business as a result of litigation costs, increase service delivery costs, or otherwise decrease its revenues.

The vast majority of the laws and regulations governing Xfone's operations were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

Those laws that do reference the Internet, such as the recently passed Digital Millennium Copyright Act, have not yet been interpreted by the courts and their applicability and reach are therefore uncertain. The federal government or one or more states may attempt to impose these regulations upon Xfone in the future.

Several states have proposed legislation that would limit the uses of personal user information gathered online or require online its various products and services and those of its third party customers to establish privacy policies. The Federal Trade Commission also has recently settled a proceeding with one online service regarding the manner in which personal information is collected from customers and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues could directly affect the way Xfone does business or could create uncertainty in the marketplace. This could reduce demand for its various products and services, increase the cost of doing business as a result of litigation costs or increased service delivery costs.

In addition, because its products and services are accessible worldwide, and Xfone sells to customers worldwide, foreign jurisdictions may claim that Xfone is required to comply with their laws. Swiftnet's operations are governed by the laws of the England and Wales. Xfone's failure to comply with foreign laws could subject Xfone to penalties ranging from fines to bans on its ability to offer its various products and services.

Xfone's business may be subject to sales and other taxes. A successful assertion by one or more states or any foreign country that Xfone should collect sales or other taxes on revenues generated from its operations could reduce its revenues.

Xfone does not plan to collect sales or other similar taxes on revenues generated from various telephone, fax and e-mail methods of communication marketed on the internet. One or more states may seek to impose revenues tax collection obligations on companies such as Xfone that engage in or facilitate online commerce. Several proposals have been made at the state and local level that would impose additional taxes on revenues generated from the sale of goods or services through the Internet. These proposals, if adopted, could substantially impair the growth of electronic commerce, and could diminish its opportunity to derive financial benefit from its activities.

The U.S. federal government recently enacted legislation prohibiting states or other local authorities from imposing new taxes on Internet commerce for a period of three years. This tax moratorium will last only for a limited period and does not prohibit states or the Internal Revenue Service from collecting taxes on its income, if any, or from collecting taxes that are due under existing tax rules.

Because its products and services are accessible worldwide and Xfone sells to customers worldwide, foreign jurisdictions may claim that Xfone is required to pay sales or other similar taxes. Swiftnet is required to pay sales tax in the UK and may be required to pay sales tax on sales in countries in the European Union.

Xfone's business may be harmed by litigation related to sale or use of various telephone, fax and e-mail methods of communication marketed on the internet, which could lead to reduced revenues.

The law relating to the liability of providers of online products and services for their activities and the activities of their customers is currently unsettled. Xfone could be sued for any problems which occur in or result from revenues generated from various telephone, fax and e-mail methods of communication marketed on the internet. These claims have been brought, and sometimes successfully litigated, against online product and service providers.

Any resulting litigation could:

o        Be costly for Xfone.

o        Divert management attention from the operation of its business.

o        Result in increased costs of doing business.

o        Lead to adverse judgment.

o        Otherwise harm its business.

In addition, in the event that Xfone implements a greater level of interconnectivity on its site, Xfone will not and cannot practically screen all of the content generated or accessed by its customers, and Xfone could be exposed to liability with respect to this content.

Although Xfone carries insurance from Eastgate Assistance in the combined amount of $736,500 (500,000 Pounds Sterling) for commercial legal expenses in the UK, its insurance may not cover claims of these types or may not be adequate to indemnify Xfone for all liability that may be imposed.

If Xfone becomes liable for any of these claims, particularly liability that is not covered by insurance or is in excess of insurance coverage, Xfone could be directly harmed and Xfone may be forced to implement new measures to reduce its exposure to this liability. This may require Xfone to expend substantial resources and to discontinue some product or service offerings. In addition, the increased attention focused upon liability issues as a result of these lawsuits could harm its reputation or the growth of its business.

Xfone may experience substantial demands and changes in the development and expansion of its business and operations. If Xfone does not successfully cope with problems arising from these demands and changes, its revenues could be reduced.

Xfone anticipates that it will grow rapidly. This rapid growth is likely to place a significant strain on its managerial, operating, financial and other resources, including its ability to ensure customer satisfaction. Its expansion efforts also require significant time commitments from its senior management and place a strain on their ability to manage existing business. Xfone also may be required to manage multiple relationships with third parties as Xfone expands its enhanced value product or service offerings. Its future performance will depend, in part, upon its ability to manage this growth effectively. To that end, Xfone will have to undertake the following improvements, among others:

o        Implement additional management information systems capabilities

o Upgrade existing or develop new telephone, fax and e-mail methods of communication

o        Further  develop  its   operating,  administrative  and  financial  and
         accounting systems and controls

o Improve coordination between its engineering, accounting, finance, marketing and operations

o        Hire and train additional personnel

Xfone may choose to expand its operations by developing and promoting new or complementary telephone, fax and e-mail methods of communication or related revenues formats, expanding the breadth and depth of its various telephone, fax and e-mail methods of communication or expanding its market presence through relationships with third parties.

In addition, Xfone may broaden the scope and content of its site through the acquisition of existing online providers of various telephone, fax and e-mail methods of communication marketed on the internet. Although no such acquisitions are currently being negotiated, any future acquisitions would expose Xfone to increased risks, including risks associated with the assimilation of new operations, sites and personnel, the diversion of resources from its existing businesses, sites and technologies, the inability to generate revenues from new sites or content sufficient to offset associated acquisition costs, the maintenance of uniform standards, controls, procedures and policies and the impairment of relationships with employees and customers as a result of any integration of new management personnel. Acquisitions may also result in additional expenses associated with amortization of acquired intangible assets or potential businesses.

Xfone's ability to increase revenues will depend in part on successful development of its international operations. If it is not successful, its revenues could be reduced.

Development of international operations will require significant management attention and financial resources and may not produce desired levels of revenue. Xfone's international business will be subject to inherent risks which could harm its business, including:

o        Difficulties in managing operations across disparate geographic areas

o        Fluctuations in local economic, market and political conditions

o        Currency exchange rate fluctuations

These issues and their related costs could reduce its revenues.

Xfone's operating results primarily depend upon the support of its various telephone, fax and e-mail methods of communication by its sales and customer service team. Their failure to do so could harm its business.

Xfone's success will continue to depend significantly on its ability to rapidly and successfully market its various telephone, fax and e-mail methods of communication for its customers. Its revenues and distribution strategy focuses primarily on developing and maintaining an outside direct sales organization. Xfone will also have to provide excellent customer service.

Xfone anticipates increased expenses as it expands its business. These expenses may cause future operating results to fluctuate significantly and possibly fail to meet or exceed the expectations of securities analysts or investors, causing its stock price to decline.

Xfone plans to increase its operating expenses and to expand its product development, sales, marketing and customer support activities. Its decisions regarding its operating expenses and anticipated revenue trends may be incorrect. Many of its expenses are relatively fixed in the short term. Xfone may not be able to reduce its expenses if its revenues are lower than anticipated, which could cause its operating results to be below the expectations of public market analysts or investors, causing the price of its common stock to fall after Xfone commences trading.

Number of Employees and Facilities

Xfone has 8 full-time employees, 2 in management, 5 in administration and one in research and development.

Xfone has its corporate headquarters at 960 High Road, London N12 9RY - UK. The telephone number is 020-84469494. Most of its business is conducted from its office above that has four offices, one computer room, one operation room that controls the computer room, entrance hall, main hall accounting, secretarial and administration and a kitchen. The office is in on the fifth floor (out of six) in a building with a concierge, two elevators and parking facilities. Its premises are leased on a 5 years term, expiring: 12.12.2001 and the yearly payments are $23,421 (15,900 Pound).

Xfone believes its facilities will be adequate for its anticipated growth and that Xfone will be able to obtain additional space as needed on commercially reasonable terms.

Legal Proceedings

Xfone is not a party to any material legal proceedings.

Swiftnet is involved in a dispute with one of its shareholders who Xfone believes had a representative who was formerly a director of Swiftnet. The shareholder is claiming that additional shares should be issued, certain information has not been furnished, certain director's compensation has not been paid and other minor matters. Xfone disputes these claims. No litigation has been filed on this matter as of the date of this prospectus.

                                XFONE MANAGEMENT

The names and ages of its executive officers and directors as of December 31 , 2000 are as follows:

----------------------------------- ---------- ---------------------------------------
     Name                               Age             Position
----------------------------------- ---------- ---------------------------------------
----------------------------------- ---------- ---------------------------------------
Abraham Keinan                            51        president/director
----------------------------------- ---------- ---------------------------------------
----------------------------------- ---------- ---------------------------------------
Bosmat Houston                            39        R&D manager
----------------------------------- ---------- ---------------------------------------
----------------------------------- ---------- ---------------------------------------
Guy Nissenson                             26        marketing and business development
                                                    /director
----------------------------------- ---------- ---------------------------------------

Mr. Abraham Keinan, its president and founder, founded Swiftnet in January 1991 and Xfone in 2000. Mr. Keinan received a BSc in Mechanical Engineering from Ben-Gurion University, Beer-Sheeva - Israel.

Mrs. Bosmat Houston, joined Swiftnet in September 1991 and became R&D Manager in the same month. Mrs. Houston received a BSc in Computer Science from the Technion - Institution of technology, Haifa - Israel.

Mr. Guy Nissenson, marketing and business development manager joined Swiftnet in October 1999 and became a director of Swiftnet in May 2000. He was a marketing manager of RADA Electronics Industries from May 1997 to October 1998. He was an audit and control officer with the rank of lieutenant of the Israeli Defense Forces - Central Drafting Base and other posts from March 1993 to May 1997. Mr. Nissenson received In July 2000 a BSc in Business Management from KINGS College
- University of London. Mr. Nissenson and his family own Cambletown Business Ltd. Cambletown has invest $100,000 in Swiftnet.

Directors serve for the a one year term. Its Bylaws provide for a Board of Directors comprised of 2 directors.

Executive Compensation

The following table sets forth summary information concerning the compensation received for services rendered to it during the years ended December 31, 1999 and 1998 respectively by the president as managing director of Swiftnet. No other executive officers received aggregate compensation during its last fiscal year which exceeded, or would exceed on an annualized basis, $100,000.

                           SUMMARY COMPENSATION TABLE
              Name and                                                                       All Other Annual
         Principal Position                 Year          Salary (1)          Bonus            Compensation
-------------------------------------    -----------    ---------------    ------------      ------------------
Abraham Keinan,                          1999              $22,095              -                    -
president                                                   (15000 Pounds)
                                         1998              $22,095              -                    -
                                                            (15000 Pounds)


Its managing director, Mr. Abraham Keinan does not have an employment agreement with we. Xfone has agreed to pay him a salary of $1,841 (1,250 Pounds) per month. Mr. Keinan receives pension benefits and a company car. He is not subject to a covenant not to compete.

Xfone has entered into an employment agreement with Guy Nissenson. The agreement commenced May, 11 2000. Under the agreement, Mr. Nissenson will work on business development, sales and marketing. Xfone has agreed to pay him a salary of $1,473 (1000 Pounds) per month, subject to a future increase of $1,473 (1000 Pounds) if Swiftnet reaches average sales of $257,775 (175,000 Pounds) per month. He is not subject to a covenant not to compete. In addition, Xfone has agreed that if we grant options to Mr. Keinan, Xfone will grant Mr. Nissenson options to buy Swiftnet or Xfone according to the following formula: 50% of the options with same price and conditions that Mr. Keinan will receive, subject to Xfone reachesing a benchmark of $176,760 (120,000 Pounds) average sales per month during Mr. Nissenson activities or in the 12 months thereafter. The agreement with Mr. Nissenson can be terminated with one month notice.

Its research and development manager, Mrs. Bosmat Houston has an employment agreement with it. Xfone has agreed to pay her a salary of $3337 (2266 Pounds) per month. She is not subject to a covenant not to compete. Her agreement can be terminate by we with 8 weeks notice by it and one week notice by her.

Board Compensation

Its directors do not receive cash compensation for their services as directors, although some directors are reimbursed for reasonable expenses incurred in attending board or committee meetings.

     RELATED PARTY TRANSACTIONS WITH DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

Since inception through September 30, 2000, Swiftnet has loaned Mr. Keinan 181,980 Pounds or approximately $ 266,013 based upon the exchange rate at June 30, 2000. This note is not reflected in a promissory note. The terms and conditions of repayment are as follows:

Xfone has entered into a consulting agreement dated May 5, 2000 and for a term of 18 months thereafter, renewable as mutually agreed, with Campbeltown Business, Ltd., an affiliate of Mr. Nissenson. Under the agreement, Xfone will pay Campbeltown 2,000 UK pounds ($2,946) per month, with the following performance bonus:

----------------------------------- ---------------------------------- ----------------------------------
Month that revenues are between     Month that revenues are between    Month that revenues are in
125,000 ($184,125) and 150,000      150,000 ($220950)and 175,000       excess of 175,000 ($257775)UK
($220950) UK pounds                 ($257775)UK pounds                 pounds
----------------------------------- ---------------------------------- ----------------------------------
----------------------------------- ---------------------------------- ----------------------------------
1,250 UK pounds ($1841)             2,500 UK pounds ($3583)            2,750 UK pounds ($4050)
----------------------------------- ---------------------------------- ----------------------------------

There is a stock purchase agreement dated the 19th of June 2000, between Swiftnet, Keinan and Campbeltown which provides that:

o Keinan confirms that all his businesses activities and initiatives in the field of telecommunication are conducted through Swiftnet, and will continue to do so at least 18 months after the conclusion of this transaction.

o Campbeltown declares that it is not involved in any business that competes with Swiftnet and will not be involved in such business at least for 18 months after this transaction is concluded.

o Campbeltown will invest in Swiftnet the amount of 100,000 USD. In exchange for its investment Swiftnet will issue new shares that will represent 20% of the total issued shares of Swiftnet and will have equal rights as the rest of the in voting and equity. Campbeltown will own 5% of the issued and outstanding shares of Xfone before the merger with Adar Alternative Two has closed.

o Campbeltown will have in total at least 15% of Adar Alternative Two after the merger closes.

o Campbeltown will have the right to nominate 33% of the members of the board of directors of Swiftnet and Adar Alternative Two. If and when Campbeltown ownership in Adar Alternative Two will be less than 7%, Campbeltown will have the right to nominate only 20% of Adar Alternative Two board members but always at least one member. In the case that Campbeltown ownership in Adar Alternative Two will be less than 2%, this right will expire. In the case that Adar group transaction is not concluded and Campbeltown sells all of its shares in Swiftnet, the right for 33% board members in Swiftnet will expire.

o Campbeltown will have the right to nominate a vice president in Swiftnet and/or Adar Alternative Two. It is agreed that Mr. Guy Nissenson is nominated now. If for any reason Guy Nissenson will leave his position, Campbeltown and Mr. Keinan will agree on another nominee. The VP will be employed with suitable conditions. This right will expire when both conditions happen: Campbeltown is no longer a shareholder in Swiftnet and it owns less than 2% of Adar Alternative Two.

o Campbeltown has the option to purchase additional shares of Swiftnet that will represent 10% of all issued shares after the transaction for the amount of $200,000 IT. This transaction can be executed either by Swiftnet issuing new shares, or by Mr. Keinan selling his private shares (as long as he has an adequate amount of shares), as Mr. Keinan will decide. This option will expire on Dec 31, 2005. Campbeltown can exercise this option in parts. If this option is exercised before the conclusion of Adar Group transaction Keinan and Swiftnet will make sure and guarantee that the shares owned by Campbeltown as a result of exercising this option will be exchanged by the same percentage of ownership in Adar Alternative Two. It is agreed that if Campbeltown exercised only part of the option buying Swiftnet shares it will have the right to exercise the reminder of the option for Adar Alternative Two shares at the same terms. As long as Swiftnet is not a public company or is merged / bought / taken over by a third party only half of the option above could be taken.

o Alternatively to the right described in the point above after the conclusion of Adar group transaction Campbeltown will have the option to purchase shares of Adar Alternative Two that will represent 10% of all issued and outstanding shares at the first day of flotation (after the transaction) for the amount of $200,000 IT. It is Campbeltown decision what alternative to choose. This transaction can be executed either by Adar Alternative Two issuing new shares, or by Mr. Keinan selling his private shares in Adar Alternative Two (as long as he has an adequate amount of shares), as Mr. Keinan will decide. The option can be executed in parts and will expire on Dec 31,2005.

o Campbeltown will have the right to participate under the same terms and conditions in any investment or transaction that involve equity rights in Swiftnet or Adar Alternative Two conducted by Mr. Keinan at the relative ownership portion.

o In the event that Swiftnet or Adar Alternative Two will seek for money in a private placement for equity or any other rights, Campbeltown will have the right of first refusal on any transaction or part of it until Dec 31, 2005 or as long as it owns over 7% of Swiftnet equity or 4% of Adar Alternative Two.

o Keinan and Campbeltown have signed a right of first refusal agreement for the sale of their shares.

o Until Swiftnet or Adar Alternative Two conducts a public offering or is traded on a stock market, Adar Alternative Two and Swiftnet will not issue any additional shares or equity rights without a written agreement from Campbeltown. This right will expire when Campbeltown will have no interest or shares in Swiftnet and Adar Alternative Two.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth ownership of its common stock as of December 31, 2000 by

o Each shareholder known by it to own beneficially more than 5% of the common stock
o    Each executive officer
o    Each director and all directors and executive officers as a group:

      ------------------------------------------ ----------------------------- ---------------------- ---------------------
      Name                                       Number of Shares              Percentage before      Percentage after
      ----                                       ----------------              ------------------     -----------------
                                                                               merger                 merger
                                                                               ------                 ------
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
      Abraham Keinan                                  2,342,333                     50%                     47%
      4 WYCOMBE GARDENS
      LONDON NW11 8AL
      UNITED KINGDOM

      ------------------------------------------ ----------------------------- ---------------------- ---------------------
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
      Vision Consultants *                            1,302,331                     27%                     26%
      KINGS COURT
      POB N-3944
      BAY STREET
      NASSAU BAHAMAS

      ------------------------------------------ ----------------------------- ---------------------- ---------------------
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
      Campbeltown Business Ltd. **                    720,336                       15%                     14.5%
      P.O. BOX 3152
      ROAD TOWN, TORTOLA
      BRITISH VIRGIN ISLANDS

      ------------------------------------------ ----------------------------- ---------------------- ---------------------
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
      All directors and named executive               4,365,006                     92%                     87.5%
      officers as a group (2 persons)
      ------------------------------------------ ----------------------------- ---------------------- ---------------------

      This table is based upon information derived from its stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Xfone believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 4,800,000 shares of Common Stock outstanding as of October 1, 2000.

      *Beneficially owned by Mr. Keinan.

      **Mr. Nissenson and his father are shareholders in this company.

                       DESCRIPTION OF XFONE CAPITAL STOCK

     ------------------------------------------------ ------------------------------------
     Authorized Capital Stock                         Shares Of Capital Stock Outstanding
     ------------------------------------------------ ------------------------------------
     ------------------------------------------------ ------------------------------------
     50,000,000 shares of common stock                4,800,000 shares of common stock
     ------------------------------------------------ ------------------------------------
     ------------------------------------------------ ------------------------------------
     20,000,000 shares of preferred stock             No shares of preferred stock
     ------------------------------------------------ ------------------------------------

Common Stock

Xfone is authorized to issue 50,000,000 shares of no par common stock. As of December 31, 2000, there were 4,800,000 shares of common stock outstanding held of record by 123 stockholders. There will be 5,000,000 shares of common stock outstanding after giving effect to the issuance of the shares of common stock under this prospectus.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

Preferred Stock

Xfone is authorized to issue 20,000,000 shares of preferred stock. There are no shares of preferred stock outstanding. Xfone has no plans to issue any shares of preferred stock.

Options

Campbeltown has the option from Xfone and Mr. Keinan to purchase 500,000 additional shares of Xfone for the amount of 200,000 USD. This transaction can be executed either by Swiftnet issuing new shares, or by Mr. Keinan selling his private shares as long as he has an adequate amount of shares, as Mr. Keinan will decide. This option will expire on Dec 31, 2005.

Dividends

Xfone has never paid any dividends and do not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent And Registrar

Transfer Online, Inc. is the transfer agent and registrar for its common stock.


                         ADAR ALTERNATIVE TWO'S BUSINESS

History and Organization

Adar Alternative Two was organized as a corporation under the laws of the state of Florida in April 1999 for the purpose of completing an acquisition of a private company such as Xfone that had made a decision to go public via a reverse merger with a shell before they contacted principals of Adar Alternative Two.

Mr. Williams's law firm formed Tenth Enterprise Service Group at the request of Mr. Golub. Mr. Williams agreed to serve as president and director for administrative purposes solely until a potential acquisition candidate was located. When Xfone was identified as a potential acquisition candidate in April, 2000, Mr. Williams resigned as officer and director and Mr. Sidney Golub was elected president and director. In July, 2000, at the direction of Mr. Golub, Tenth Enterprise Service Group, Inc. changed its name to Adar Alternative Two, Inc. Mr. Golub will resign his positions at the closing of the merger, and Mr. Williams law firm will resign as counsel to Adar Alternative Two at that time. They will not be involved with and will not provide legal or other representation or advice to the surviving company in any way after the merger closes.

One of Adar Alternative Two's founders, Michael T. Williams, is a securities attorney. He limits his practice primarily to the preparation, filing and clearing of SEC registration statements. In the late 1990's, several companies approached Mr. Williams law firm and asked for representation in transactions that involved a merger with a traditional public shell company. Mr. Williams law firm always explained the potential problems in these kinds of transactions as it had described to Mr. Nissenson.

Although Mr. Williams' firm clearly felt that a going public transaction had merit for smaller companies that weren't IPO candidates, it felt the traditional reverse merger with a public shell transaction structure didn't. Initially, Mr. Williams' firm tried to explain to small business owners that a reverse merger wasn't necessary for them to go public; a selling shareholder registration statement would accomplish the same purpose. His firm quickly encountered an unanticipated problem - small business owners were not interested in discussing other alternatives for going public. Like Xfone, these companies had already made up their mind that a reverse merger with a shell was the only way they were going to utilize to go public. As a consequence, Mr. Williams' law practice stagnated.

In order to rejuvenate his law practice, Mr. Williams decided to study what leading business consultants advised in this kind of situation. He first turned to successful entrepreneurs in other businesses. Carl Sewell, one of the largest and most successful luxury car dealers in the country, wrote a best-selling business book titled Customers For Life. Here is his First Commandment of Customer Service:

o    Ask customers what they want and give it to them again and again.

Mr. Williams then looked to Ken Blanchard, chairman of The Ken Blanchard Companies, who is the co-author of The One Minute Manager and 11 other best-selling books. His books have combined sales of more than 12 million copies in more than 25 languages. In How To Make Customers Raving Fans, Blanchard advised that there are three secrets to creating raving fans:

o   Determine  what you want to do
o   Discover what the customer wants to do
o   Deliver plus one percent.

Mr. Williams knew what he wanted to do: Continue to earn legal fees practicing securities law. He had discovered what the customer wanted to do: Go public using a reverse merger with a shell. Mr. Williams' firm decided to form and represent companies that would deliver that "product." This would give private companies a transaction structure that involved a merger with a shell. But his firm wanted the companies it formed and represented to do what Blanchard suggested and deliver the "plus one percent." To Mr. Williams, that meant not using a traditional shell or a traditional reverse merger transaction structure, because there was no way to eliminate all the problems he saw in that transaction structure.

His law firm decided that the way to deliver the "plus one percent product" that Blanchard referred to was to create companies that would use an entirely new transaction structure to take companies public through a reverse merger. Mr. Williams' firm started by forming from scratch shell companies for himself and for others. These would be brand new companies with no assets or operations. They would not have any of what Mr. Williams' firm felt were the problems of traditional shell transactions. These companies his firm represented would be the vehicle to take companies public by using the registration statements the SEC prescribes for use in merger transactions.

At first, Mr. Williams' firm decided to try to create the shells using a Rule 419 offering. But as the process really wasn't intended to raise money, this proved too cumbersome. Next, his firm formed and filed Form 10's for ten blank check shell companies. This, too, became cumbersome, so the firm formed blank check companies that didn't file Form 10's. As business has expanded, this process, too, has now become too cumbersome, and Mr. Williams' firm has decided it will no longer form or represent blank check companies. Instead, it will now form and represent acquisition companies only after the acquisition candidate has been identified.

Using this transaction structure, Mr. Williams' firm will be representing companies that:

o Meet the requirements of investors, shareholders and management of smaller companies that want, indeed demand, to go public through a reverse merger.

         o These people want a reverse merger transaction. They want only a reverse merger transaction and nothing else. This transaction structure will provide them with the opportunity to go public through a reverse merger with a shell.

o        Satisfy  the  new  requirements  in  the   regulatory  environment  for
         successfully going public.

         o With recent regulatory changes, there are now two alternatives available to do a reverse merger in a way that meets the NASD's legal requirement for securing a listing on the over the counter bulletin board.

                  o      Merge with a trading shell and file a Form 8-K
                  o Merge with a non-trading shell and become a mandatory SEC reporting company.

                  Mr. Williams' firm will not be involved in representing companies that utilize the first method, for all the reasons described above.

                  But remember, these transactions always start with the requirement that they must be structured as a reverse merger with a shell. It seemed to Mr. Williams' firm that if the transaction had to structured as a merger, the companies it represents should use the registration statement the SEC prescribes for issuance of shares in a merger transaction:
                  Form S-4. After all, this form contains the same disclosure as other available alternative forms of registration statements. But Form S-4 is the most logical choice. Mr. Williams firm reasoned: Do a merger; use the form of registration statement the SEC prescribes for issuance of shares in a merger.

                  Mr. Williams' firm thought, which has since been proven to be correct, that going public by registering shares issued in a merger under on Form S-4 would be a simpler process to explain, on behalf of the companies it represented, to investors, shareholders and management of private companies that want to go public through a reverse merger with a shell. Mr. Williams' firm tells these people:

                  o      You want to go public by merging with a shell.
                  o You want the transaction to be done in a way that complies fully with all federal securities laws, rules and regulations.
                  o To achieve your objective, you have to become an SEC reporting company in the process.
                  o If you don't, you can't get listed on the over the counter bulletin board.
                  o That means the transaction has to involve the filing and clearing of a registration statement with the SEC before you can become listed for trading.
                  o      Companies  we represent use the form the SEC prescribes
                         for a  registration statement  involving a merger.
                  o      We file and clear this  registration statement with the
                         SEC.
                  o      We close the merger.
                  o The NASD processes and approves the market maker's Form 211 filing.
                  o You have now successfully gone public. You are a public, listed and trading company.

                  Mr. Williams' firm has found that this explanation makes it much easier for these individuals to understand the process being proposed.

                  A Form S-4 filing, coupled with a Form 8-A for companies with less than 300 shareholders in order to meet the mandatory reporting requirement, meets all the NASD's legal requirement for successfully going public through a reverse merger with a shell.

Adar Alternative Two is not a company that is listed for trading on the over the counter bulletin board. Before securing approval of an application to be listed on the over the counter bulletin board, this registration statement must be declared effective. Public Securities, an NASD market maker, has agreed to file a form 211 to secure a listing on the over the counter bulletin board for the surviving company.

Operations

Adar Alternative Two does not engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing the merger with Xfone have been and will continue to be paid with money in Adar Alternative Two's treasury or loaned by management. This is based on an oral agreement between management and Adar Alternative Two.

Employees

Adar Alternative Two has no employees. Its officer and director is engaged in other business activities

Selected Financial Data

------------------------------------ ---------------------------------- ---------------------------------
                                                    December 31, 2000    Period ended December 31, 1999
------------------------------------ ---------------------------------- ---------------------------------
------------------------------------ ---------------------------------- ---------------------------------
Total assets                                                        $0                                $0
------------------------------------ ---------------------------------- ---------------------------------
------------------------------------ ---------------------------------- ---------------------------------
Total liabilities                                                  750                                 0
------------------------------------ ---------------------------------- ---------------------------------
------------------------------------ ---------------------------------- ---------------------------------
Equity                                                            (750)                                0
------------------------------------ ---------------------------------- ---------------------------------
------------------------------------ ---------------------------------- ---------------------------------
Income                                                          95,000                                 0
------------------------------------ ---------------------------------- ---------------------------------
------------------------------------ ---------------------------------- ---------------------------------
Expenses                                                        99,750                             3,079
------------------------------------ ---------------------------------- ---------------------------------
------------------------------------ ---------------------------------- ---------------------------------
Net loss                                                         4,750                             3,079
------------------------------------ ---------------------------------- ---------------------------------
------------------------------------ ---------------------------------- ---------------------------------
Net loss per share                                                   0                                 0
------------------------------------ ---------------------------------- ---------------------------------


Management Discussion And Analysis Or Plan Of Operation

Adar Alternative Two is a development stage entity, and has neither engaged in any operations nor generated any revenues to date. It has no assets. Its expenses to date, all funded by a captial contruibtion from management, are $79. It has agreed to pay its management directors fees of $67,500 to Mr. Golub and legal fees to Williams Law Group for preparation of this registration statement in the amount of $67,500, to be paid from the merger fee. No finders fees are payable to any person or entity, including Williams Law Group.

Substantially all of its expenses that must be funded by management were from its efforts to identify a suitable acquisition candidate and close the acquisition. Management has orally agreed to fund its cash requirements until an acquisition is closed. So long as management does so, it will have sufficient funds to satisfy its cash requirements. This is primarily because it anticipates incurring no significant additional expenditures. Before the conclusion of the acquisition of Xfone, its expenses have been and will continue to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, and transfer agent fees.

It does not intend to seek additional financing. At this time it believes that the funds to be provided by management will be sufficient for funding its operations until its the acquisition of Xfone and therefore does not expect to issue any additional securities before the closing of the acquisition of Xfone.

Properties

Adar Alternative Two is using the office of using the office of Mr. Golub in Massachusetts at no cost as its office. This arrangement is expected to continue only until a business combination is closed, although there is no agreement between it and Mr. Golub. Adar Alternative Two at present owns no equipment, and does not intend to own any.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Adar Alternative Two's common stock as of December 31, 2000 by

o Each shareholder known to own beneficially more than 5% of the common stock
o     Each executive officer
o     Each director
o     All directors and executive officers as a group:

      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      Name                                 Number of Shares        Percentage       Number of Shares         Percentage after
      ----                                 -----------------       -----------      -----------------        -----------------
                                           Pre-Merger              before merger    Post-Merger              merger
                                           ----------              -------------    -----------              ------
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
       Michael T. Williams(1)                   1,000,000               50%             100,000                  2%
       100 100%
       2503 W. Gardner Ct.
       Tampa FL 33611
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      Sidney J. Golub                           1,000,000               50%             100,000                  2%
      10 Troon Place
      Mashpee, MA.  02649
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------
           All    directors   and   named       1,000,000               50%             100,000                  2%
      executive  officers as a group (one
      person)
      ------------------------------------ ----------------------- ---------------- ------------------------ ------------------


This table is based upon information derived from Adar Alternative Two's stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Xfone believes that each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 1,000,000 shares of common stock outstanding as of September 30, 2000.

Of the 100,000 shares retained by Mr. Williams, 88,000 shares will be owned in the account of Michael Williams and Donna Williams, his wife, as tenants by the entireties. All sales decisions will be made exclusively by an account executive of Raymond James and Associates or his successor.

     The remaining shares are owned in a similar account as follows:

o 1,000 shares owned by Brandon Williams revocable trust. Brandon is the son of Mr. and Mrs. Williams.
o        1,000  shares owned  equally in  the  aggregate  by each of  10 of  Mr.
         and Mrs. Williams nieces and nephews and a trust related to a family property in Vermont of which Mr. and Mrs. Williams are a beneficiary.

These shares were gifted by Mr. Williams to these individuals and entity on the date of formation of Adar Alternative Two.

In connection with the merger, Adar Alternative Two agreed to effect a reverse split in which Mr. Williams' account will own 88,000 shares and Mr. Golub will own 100,000 shares prior to the closing of the merger. Mr. Williams has agreed to return sufficient shares to Adar Alternative Two such that the shares held by Mr. Williams family and trust won't be affected by this reverse split.

Mr. Williams and Mr. Golub may be deemed Adar Alternative Two's founders, as that term is defined under the Securities Act of 1933.

Director and Executive Officer.
------------------------------

The following table and subsequent discussion sets forth information about its director and executive officer, who will resign upon the closing of the acquisition transaction. Its director and executive officer was elected to his position in April 2000.


 Name                                 Age                    Title

Sidney J. Golub                       58                President, Treasurer and
                                                        Director

Since prior to 1995, Mr. Golub has been president of Adar Group, Inc., a management consulting firm. Adar Group is an affiliate of Adar Alternative Two. In December 2000, Mr. Golub and Adar International, Inc. d/b/a/ The Adar Group, without admitting or denying the SEC's findings, consented to the entry of an order by the SEC to cease and desist from acting as an unregistered broker and dealer in connection with the sale of public shell corporations and paid a civil money penalty of $10,000. Mr. Golub acts only as a principal of acquisition companies seeking reverse merger candidates.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to Adar Alternative Two in all capacities during the period ended December 31, 2000, by its executive officer.

Summary Compensation Table
Name and Principal Position            Annual Compensation - 2000
---------------------------            --------------------------
                                       Salary                  Bonus          Number of Shares Underlying Options
                                       ------                  -----
Sidney Golub, President                $47,500                 None               None


Certain Relationships and Related Transactions

Adar Alternative Two has agreed to pay Williams Law Group a fee of $67,500 for legal services in preparing this registration statement. It believes this fee to be as favorable as could have been obtained from an unaffiliated party.

Mr. Williams and his family members and a family trust will retain 100,000 shares following the merger. Mr. Golub will receive a director's fee of $67,500 and will retain 100,000 shares following the merger. These shares will be registered for resale. These shares may have no value as they may only be sold if there is sufficient market demand to support a sale of these shares.

Legal Proceedings

Adar Alternative Two is not a party to or aware of any pending or threatened lawsuits or other legal actions.

Indemnification of Directors and Officers

Adar Alternative Two's director is bound by the general standards for directors provisions in Florida law. These provisions allow him in making decisions to consider any factors as he deems relevant, including Adar Alternative Two's long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or Adar Alternative Two's customers, the community in which Adar Alternative Two operates and the economy. Florida state law limits Adar Alternative Two's director's liability.

Adar Alternative Two has agreed to indemnify its director, meaning that it will pay for damages he incurs for properly acting as director.

Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy and is therefore, unenforceable.

               DESCRIPTION OF ADAR ALTERNATIVE TWO'S CAPITAL STOCK

------------------------------------ --------------------------------- ----------------------------------
                                     Authorized Capital Stock          Shares Of Capital Stock
                                                                       Outstanding
------------------------------------ --------------------------------- ----------------------------------
------------------------------------ --------------------------------- ----------------------------------
Common                               50,000,000                        1,000,000
------------------------------------ --------------------------------- ----------------------------------
------------------------------------ --------------------------------- ----------------------------------
Preferred                            20,000,000                        none
------------------------------------ --------------------------------- ----------------------------------


Common stock

Adar Alternative Two is authorized to issue 50,000,000 shares of no par common stock. As of September 30, 2000, there were 2,000,000 shares of common stock outstanding held of record by 14 stockholders.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock.

Preferred stock

Adar Alternative Two is authorized to issue 20,000,000 shares of preferred stock. There are no shares of preferred stock outstanding. Adar Alternative Two has no plans to issue any shares of preferred stock.

Options

The  merger  agreement  provides  that  at  the  closing  of  the  merger,  Adar
Alternative Two will agree to issue an option having the same terms and conditions as the following option that exists with respect to Swiftnet:
Campbeltown, a shareholder of Xfone, has the option from Xfone and Mr. Keinan to purchase 500,000 additional shares of Xfone for the amount of 200,000 USD. This transaction can be executed either by Swiftnet issuing new shares, or by Mr. Keinan selling his private shares as long as he has an adequate amount of shares, as Mr. Keinan will decide. This option will expire on Dec 31, 2005.

Dividends

Adar Alternative Two has never paid any dividends and does not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent And Registrar

Adar Alternative Two is the transfer agent and registrar for Adar Alternative Two's common stock.

COMPARISON OF RIGHTS OF Adar Alternative Two STOCKHOLDERS AND Xfone STOCKHOLDERS

Because Adar Alternative Two will change its state of incorporation and articles to be the same as those of Xfone, the rights of stockholders of Xfone will not change as a result of the merger.

                              AVAILABLE INFORMATION

Neither Xfone nor Adar Alternative Two are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, do not file reports, information statements or other information with the Commission. Adar Alternative Two has filed with the Commission a registration statement on Form S-4 under the Securities Act. Thus, it will be a subject to the reporting requirements of the Exchange Act during the year in which this registration statement is declared effective. Thereafter, it will continue to be subject to these requirements by filing a registration statement to register its class of common stock under section 12 of the Exchange Act on Form 8-A. This prospectus constitutes the prospectus of Adar Alternative Two that is filed as part of the Registration Statement in accordance with the rules and regulations of the Commission. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

                                     EXPERTS


Audited financial statements of Adar Alternative Two as and for the period April 6, 1999 (date of incorporation) to December 31, 2000 have been included herein in reliance on the report of Kingery, Crouse and Hohl, P.A., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                  LEGAL MATTERS

The validity of the shares of Adar Alternative Two common stock being offered by this prospectus and certain federal income tax matters related to the exchange are being passed upon for Adar Alternative Two by Williams Law Group, P.A., Tampa, FL. Mr. Williams 1,000,000 shares pre merger and 100,000 shares, including his family, post merger of the stock of Adar Alternative Two.

                                    APPENDIX

     NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS
92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

     (Added to NRS by 1995, 2086)

     NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

     (Added to NRS by 1995, 2087)

     NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation. (Added to NRS by 1995, 2087) NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domesticcorporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

     (Added to NRS by 1995, 2087; A 1999, 1631)

     NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (Added to NRS by 1995, 2087)

     NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

     (Added to NRS by 1995, 2087)

     NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

     (Added to NRS by 1995, 2087)

     NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

     (Added to NRS by 1995, 2087)

     NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

     (Added to NRS by 1995, 2087)

     NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.


     (Added to NRS by 1995, 2088)

     NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

     (Added to NRS by 1995, 2088)

     NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

     1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

     2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

     (Added to NRS by 1995, 2088)

     NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

     1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

     (a) Consummation of a plan of merger to which the domestic corporation is a party:

     (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

     (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

     (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

     (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

     2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

     (Added to NRS by 1995, 2087)

     NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

     1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

     (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

     (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of: (I) The surviving or acquiring entity; or (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

     (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

     2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

     (Added to NRS by 1995, 2088)

      NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

     1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

     2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

     (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

     (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

     (Added to NRS by 1995, 2089)

     NRS 92A.410 Notification of stockholders regarding right of dissent.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

     2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

     (Added to NRS by 1995, 2089; A 1997, 730) NRS 92A.420 Prerequisites to demand for payment for shares.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

     (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

     (b) Must not vote his shares in favor of the proposed action.

     2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

     (Added to NRS by 1995, 2089; 1999, 1631)

     NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

     1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

     2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

     (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

     (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

     (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

     (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

     (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

     (Added to NRS by 1995, 2089)

     NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

     1. A stockholder to whom a dissenter's notice is sent must:

     (a) Demand payment;

     (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

     (c) Deposit his certificates, if any, in accordance with the terms of the notice.

     2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

     3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

     (Added to NRS by 1995, 2090; A 1997, 730)

     NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

     1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

     2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

     (Added to NRS by 1995, 2090)

     NRS 92A.460 Payment for shares: General requirements.

     1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

     (a) Of the county where the corporation's registered office is located; or

     (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

     2. The payment must be accompanied by:

     (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

     (b) A statement of the subject corporation's estimate of the fair value of the shares; (c) An explanation of how the interest was calculated; (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and (e) A copy of NRS 92A.300 to 92A.500, inclusive.

     (Added to NRS by 1995, 2090)

     NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

     1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

     2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

     (Added to NRS by 1995, 2091)

     NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

     1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

     2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

     (Added to NRS by 1995, 2091)

     NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

     1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

     3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     5. Each dissenter who is made a party to the proceeding is entitled to a judgment: (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

     (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

     (Added to NRS by 1995, 2091)

     NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

      1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

     2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

     (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

     3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

     4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

     5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

     (Added to NRS by 1995, 2092)

--------------------------------------------------------------------------------
                                Swiftnet Limited
--------------------------------------------------------------------------------


                         UNAUDITED FINANCIAL STATEMENTS
                            as of September 30, 2000









--------------------------------------------------------------------------------
                                Swiftnet Limited
--------------------------------------------------------------------------------


                         UNAUDITED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2000





                                    CONTENTS


                                                                    Page


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                       1

     Balance Sheets                                                          2-3

     Statements of Operations                                                  4

     Statements of Changes in Shareholders' Equity                             5

     Statements of Cash Flows                                                6-7

     Notes to the Financial Statements                                      8-17

--------------------------------------------------------------------------------



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Swiftnet Limited


We have audited the accompanying balance sheets of Swiftnet Limited as of December 31, 1999 and 1998, the related statements of operations, changes in shareholders' equity and cash flows for each of the three years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swiftnet Limited as of December 31, 1999 and 1998, and the results of its operations its and cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles in the United States.

Chaifetz & Schreiber, P.C.
21 Harbor Park Drive N.
Port Washington, NY  11050

September  24, 2000
                                       F-1

                                Swiftnet Limited

                                 BALANCE SHEETS


                                                   September 30,            December 31,           Sepember 30,      December 31,
                                                      2000              1999          1998             2000              1999
                                                   Unaudited          Audited        Audited        Unaudited          Audited
                                                                                                  Convenience translation into U.S.$
Current assets
Cash and cash equivalents                    (pound) 133,264     (pound)87,570    (pound)78,979    $ 197,231            29,604
Trade debtors, net                                   324,995           131,007           91,245      480,992           193,890
Other debtors and prepayments (Note 3)               207,020            24,275           23,797      306,390            35,927
Loan to Shareholder  (Note 4)                         63,581                -                -        94,100                -
Total Current Assets                                                                               1,078,013           359,421

Loan to Shareholder (4)                                   -            138,201           68,628           -            204,537


Fixed assets (Note 5)
Cost                                                 296,387           271,438          252,476      438,653           401,728
Less - accumulated depreciation                     (203,643)         (182,241)        (166,132)    (301,392)         (269,716)
Total fixed assets                                    92,744            89,197           86,344      137,261           132,012

Total assets                                 (pound) 821,604    (pound)470,250   (pound)348,993   $1,215,974         $ 695,970


=============================================================================================================================




                                Swiftnet Limited

                                 BALANCE SHEETS


                                                     September 30,            December 31,           September 30,     December 31,
                                                         2000            1999           1998             2000             1999
                                                       Unaudited       Audited         Audited        Unaudited          Audited
                                                                                                  Convenience translation into U.S.$
Current liabilities
Capital lease obligations  (Note 7)                (pound)6,777    (pound)4,528   (pound)1,267       $   10,030         $    6,701
Trade payables                                          413,145         224,250        197,809          611,455            331,890
Other liabilities and accrued expenses (Note 6)         144,166          88,489         58,757          213,366            130,964
  Total current liabilities                             564,088         317,267        257,833          834,851            469,555

Long-term liabilities
Capital lease obligation (Note 7)                        24,957          22,981            317           36,936             34,012
  Total long-term liabilities                            24,957          22,981            317           36,936             34,012

Shareholders' equity (Note 8)
Common stock
Authorized & outstanding - ordinary
  shares of (pound)1 par value:
  9,015 `A' Common stock                                  9,015             500         13,342           16,280
  10,697 `B' Common stock                                10,697          11,000            500           15,832             16,280
Forfeited Ordinary shares of "1 each
                                                          3,810              -              -             5,639                 -
    3,810 `A' Common Stock
    2,465 `B' Common Stock                                2,465              -              -             3,648                 -
Contributions in excess of par value                     97,921          43,000                         144,923             63,640
Receipt on account of shares                                 -               -          64,000               -                  -
Retained earnings                                       108,651          65,002         25,843          160,803             96,203
  Total shareholders' equity                            130,002          90,843                                            192,403

Total liabilities and shareholders' equity       (pound)821,604  (pound)470,250 (pound)348,993       $1,215,974          $ 695,970


=============================================================================================================================


                                Swiftnet Limited

                            STATEMENT OF OPERATIONS



                                                 Nine months              Three months                  Year
                                                   Ended                     Ended                      Ended
                                               September 30,              September 30,              December 31,

                                            2000         1999          2000          1999          1999          1998

Revenues                           (pound)972,016 (pound)525,658 (pound)394,456 (pound)198,869( pound)758,846 (pound)652,964
Cost of Revenues                         (641,577)      (277,853)      (261,772)      (115,667)      (407,904)      (350,372)
Gross Profit                               30,439        247,805        132,684         83,202        350,942        302,592

Operating expenses (Note 9)
Research and development                  (21,630)       (21,450)        (7,298)        (7,150)       (28,663)       (26,715)
Marketing and selling                     (81,007)       (40,656)       (33,923)       (12,119)       (59,634)       (59,360)
General and administrative               (163,019)      (148,180)       (62,872)       (49,985)      (213,176)      (213,848)
Total operating expenses                 (265,656)      (210,286)      (104,093)       (69,254)      (301,473)      (299,923)

Operating Profit (loss)                    64,783         37,519         28,591         13,948         49,469          2,669
Financing expenses, net Note (9)          (10,762)        (4,343)        (5,082)        (3,310)        (6,576)        (3,992)
Other income                                  170            254             10            117            457             41
Income (Loss) before taxes                 54,191         33,430         23,519         10,755         43,350         (1,282)
 Taxes on Income                          (10,542)        (3,222)        (4,386)        (1,074)        (4,191)            -
Net Income (loss)                   (pound)43,649  (pound)30,208  (pound)19,133   (pound)9,681  (pound)39,159  (pound)(1,282)

Basic earnings per share              (pound)2.21   (pound)30.21    (pound)0.97    (pound)9.68    (pound)1.78   (pound)(1.28)

=============================================================================================================================


      Nine months            Year
        ended                Ended
      September 30,       December 31,
        1997           2000          1999
    Convenience translation into  U.S. $

 (pound)631,781   $ 1,438,584      $1,123,092
       (342,822)     (949,534)       (603,698)
        288,959       489,050         519,394
        (23,760)      (32,012)        (42,421)

        (53,978)     (119,891)        (88,259)
       (214,909)     (241,268)       (315,500)
       (292,647)     (393,171)       (446,180)
         (3,688)       95,879          73,214

         (3,688)       95,879          73,214
         (5,429)      (15,928)         (9,732)
            224           252             676
         (8,893)       80,203          64,158
          1,665       (15,603)         (6,203)
  (pound)(7,228)   $   64,600     $    57,955

   (pound)(7.23)        $3.28           $2.63





                                Swiftnet Limited

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY


                                             Number of                        Contributions       Receipt         Retained
                                             Ordinary                         in excess of      on account of     Earnings/
                                              Shares        Share capital        par value         Shares         (Deficit)

Balance at January 1, 1997                    1,000        (pound)1,000     (pound) -        (pound) -        (pound)34,353
Net loss                                         -                   -              -                -               (7,228)
Balance at December 31, 1997                  1,000               1,000             -                -               27,125
Receipt on account of shares                     -                   -              -            64,000                  -
Net loss                                         -                   -              -                -               (1,282)
Balance at December 31, 1998                  1,000               1,000             -            64,000              25,843
Issuance of ordinary shares                  21,000              21,000         43,000          (64,000)                 -
Net income                                       -                   -              -                -               39,159
Balance at December 31, 1999                 22,000       (pound)22,000  (pound)43,000       (pound) -        (pound)65,002
Issuance of ordinary shares                   3,987               3,987         54,921               -                   -
Forfeiture of ordinary shares                (6,275)             (6,275)         6,275               -                   -
Net income                                       -                   -              -                -              43,649
Balance at September 30, 2000                19,712       (pound)19,712 (pound)104,196        (pound)-      (pound)108,651

Balance at January 1, 1999                    1,000        (pound)1,000      (pound)-     (pound)64,000      (pound)25,843
Net income                                       -                   -              -                -              30,208
Balance at September 30, 1999                 1,000         (pound)1,000     (pound)-     (pound)64,000      (pound)56,051

Convenience translation into U.S. $:
Balance at January 1, 2000                  $32,560              $63,640        $   -          $ 96,203          $ 192,403
Issuance of ordinary shares                   5,901               81,283            -                -              87,184
Forfeiture of ordinary shares                (9,287)               9,287            -                -                  -
Net income                                       -                    -             -            64,600             64,600
Balance at September 30, 2000               $29,174             $154,210        $   -         $ 160,803          $ 344,187


      Total
   Stockholders'
     Equity

   (pound)35,353
          (7,228)
          28,125
          64,000
          (1,282)
          90,843
              -
          39,159
  (pound)130,002
          58,908
          43,649
  (pound)232,559
   (pound)90,843
          30,208
  (pound)121,051

=============================================================================================================================




                                Swiftnet Limited

                            STATEMENTS OF CASH FLOWS

                                                        Nine months                 Three months                          Year
                                                           Ended                       Ended                              Ended
                                                       September 30,               September 30,                      December 31,
                                                     2000          1999          2000          1999         1999          1998

Net Income (Loss)                              (pound)43,649  (pound)30,208  (pound)19,135 (pound)9,681 (pound)39,159 (pound)(1,282)
Adjustments to reconcile net cash provided
  by operating activities                            (36,139)       (12,565)       184,184       12,296       (17,603)       17,202
Net cash provided by operating activities              7,510         17,643        203,319       21,977        21,556        15,920

Cash flow from investing activities
Purchase of equipment                                (24,949)       (38,085)       (12,328)       (600)       (38,890)      (36,637)
Sale of equipment                                         -           6,305             -           -              -             -
Net cash (used in) provided by investing             (24,949)       (31,780)       (12,328)       (600)       (38,890)      (36,637)
activities

Cash flow from financing activities
Repayment of long term debt                               -          (2,706)            -       (1,370)        (4,075)       (9,094)
Proceeds from issuance of long term debt               4,225         30,000          6,647          -          30,000            -
Proceeds from issuance of common stock                58,908             -              -           -              -         64,000
Net cash (used in ) provided by financing             63,133         27,294          6,647      (1,370)        25,925        54,906
activities
Net (decrease)/increase in cash & cash                45,694         13,157        197,638      20,007          8,591        34,189
equivalents
Cash & cash equivalents at start of period            87,570         78,979         72,405      72,129         78,979        44,790
Cash & cash equivalents at  end of period     (pound)133,264  (pound)92,136 (pound)270,043 (pound)92,136(pound)87,570 (pound)78,979

Supplement disclosures of cash flow information:
Net cash paid during the period
Income taxes                                      (pound)-        (pound)-       (pound)-    (pound)-       (pound)-      (pound)-

Interest                                       (pound)1,533    (pound)1,042     (pound)458  (pound)570   (pound)1,649  (pound)1,330



       Nine Months             Year
         Ended                 Ended
      September 30,          December 31,
         1997           2000             1999
                   Convenience translation into U.S. $

  (pound)(7,228)      $ 64,600         $ 57,955

         15,243        (53,485)         (26,053)
          8,015         11,115           31,902

        (21,644)       (36,925)         (57,557)
         (6,502)           -             (6,031)
             -          6,253            44,400

             -         87,184                -
         (6,502)       93,437            38,369
         20,131        67,627            12,714
         64,921       129,604           116,890

  (pound)44,790       $197,231         $129,604

      (pound)-        $     -          $     -
  (pound) 1,603       $  2,269         $  2,440

=============================================================================================================================

                                Swiftnet Limited

                        STATEMENTS OF CASH FLOWS (Cont.)



(1) Adjustments to reconcile net income (loss) to net cash provided by operating activities:

                                                        Nine months                 Three months                          Year
                                                           Ended                       Ended                              ended
                                                       September 30,               September 30,                      December 31,
                                                     2000         1999          2000          1999          1999          1998
Depreciation                                 (pound)21,402 (pound) 22,299  (pound)8,678  (pound)7,433  (pound)29,732  (pound)28,783

Change in assets and liabilities:
Decrease (Increase) in trade receivables          (193,988)       (55,150)      (72,926)      (21,060)       (39,762)        48,164
Decrease (Increase) in other receivables          (182,745)       (38,572)      (13,203)      (19,879)          (478)        13,091
(Decrease) increase in directors loans              74,620        (48,692)      144,651       (11,409)       (63,268)         5,444
(Decrease) Increase in trade payables              188,895        100,260        76,498        37,576         26,441        (87,794)
(Decrease) Increase in other payables               55,677          7,290        40,486        19,635         29,732          9,514
Total adjustments                                  (57,541)       (34,864)      175,506         4,863        (47,335)       (11,581)

                                            (pound)(36,139)(pound)(12,565)(pound)184,184(pound)12,296 (pound)(17,603) (pound)17,202




     Nine months               Year
        ended                 Ended
     September 30,         December 31,
         1997           2000            1999
                   Convenience translation into  U.S. $

   (pound)14,060       $ 31,675       $ 44,003
         151,969       (287,102)       (58,848)
         (41,272)      (270,463)          (707)
         (56,902)       110,438        (93,637)
         (43,498)       279,565         39,133
          (9,114)        82,402         44,003
           1,183        (85,160)       (70,056)

  (pound) 15,243       $(53,485)      $(26,053)



=============================================================================================================================

                                Swiftnet Limited

                          NOTES TO FINANCIAL STATEMENTS

Note 1   -    General

         A.          Swiftnet  Limited   ("the  Company")   is  engaged  in  the
                     provision of telecommunications services to business and individuals.

         B. The financial statements of the Company have been prepared in Sterling ("(pound)") since the currency of the prime economic environment in which the operations of the Company are conducted is the UK.
                     Transactions  and  balances  denominated  in  Sterling  are presented at their original amounts. Transactions and balances in other currencies are translated into Sterling in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52 of the U.S. Financial Accounting Standards Board ("FASB"). Accordingly, items have been translated as follows: Monetary items - at the exchange rate effective at the balance sheet date. Non-monetary items - at historical exchange rates.
                     Revenues and expense items - at the exchange rates in effect at the date of recognition of those items (excluding depreciation and other items deriving from non-monetary items). Exchange gains and losses from the aforementioned translation are included in financing expenses, net.
         C. The financial statements as of September 30, 2000 and December 31, 1999 have been translated into U.S. dollars using the rate of exchange of the U.S. dollar at September 30, 2000. The translation was made solely for the convenience of the readers. It should be noted that the (pound) figures do not necessarily represent the current cost amounts of the various elements presented and that the translated U.S. dollars figures should not be construed as a representation that the(pound) currency amounts actually represent, or could be converted into, U.S. dollars. The representative rate of exchange of the (pound) at September 30, 2000 was U.S. $1 =(pound)0.676 (September 1999 -(pound)
                     0.623) and  December  31, 1999  was U.S. $1 = (pound) 0.615
                     (1998 -(pound)0.598; 1997 -(pound)0.592).

                                Swiftnet Limited

Note 2   -    Significant Accounting Policies

              The financial statements are prepared in accordance with generally accepted accounting principles in the United States. The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis, are as follows:

              A.     Cash and Cash Equivalents

                     The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

              B.     Allowance For Doubtful Accounts

                     The  allowance  is  determined   based  upon   management's
                     evaluation of receivables doubtful of collection on a specific basis. Such allowances for doubtful accounts are as follows:
                                            (pound)
                     September 30, 2000     14,631
                     December 31, 1999      52,497
                     December 31, 1998      76,373

              C.     Equipment

                     Equipment is stated at cost. Depreciation is calculated by the declining balance method over the estimated useful lives of the assets.
                     Annual rates of depreciation are as follows:

                     Machinery and equipment                        25%
                     Office furniture and equipment                 25%
                     Motor vehicles                                 25%

              D.     Revenue Recognition

                     The Company's source of revenues results from charges to customers for the call minutes they use while on the Company's telecommunications system. Such revenues are recognized at the time this service is rendered.

                                Swiftnet Limited

                       NOTES TO FINANCIAL STATEMENTS (Cont.)


Note 2   -    Significant Accounting Policies (cont.)


              D.     Revenue Recognition (cont.)
                     ---------------------------

                     In December, 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views on applying generally accepted accounting principles to revenue recognition in financial statements. On June 26, 2000, the SEC issued SAB 101B to defer the effective date of implementation of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 31, 1999. The Company does not expect the adoption of SAB 101 to have a material impact on the financial statements.

              E.     Use of Estimates

                     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

              F.     Reclassification


                     Certain prior period amounts have been reclassified to conform with the September 2000 presentation.

              G.     Earnings Per Share

                     Earnings per share are calculated and reported in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128,
                     requires disclosure of basic earnings per share for entities with simple capital structures.

                                Swiftnet Limited




Note 2   -    Significant Accounting Policies (Cont.)


              G.     Earnings Per Share (Cont.)



   The following is a reconciliation of the numerator and denominator of basic earnings per share:


                                       Nine months              Three months                   Year
                                          Ended                    Ended                      Ended
                                     September 30,             September 30,                December 31,
                                  2000           1999       2000            1999         1999           1998           1997
Numerator:
Net income                 (pound)43,649 (pound) 30,208  (pound)19,133  (pound)9,681  (pound)39,159  (pound)(1,282)  (pound)(7,228)

Denominator:
Shares outstanding utilized   ============  ===============  ============= ============  ============== ==============  ============
in the Calculation of
earnings per share                19,712          1,000         19,712         1,000         22,000          1,000          1,000

                                Swiftnet Limited




                      NOTES TO FINANCIAL STATEMENTS (Cont.)

Note 3 -   Other Debtors and Prepaid Expenses


                                           September 30,               December 31,                September 30,       December 31,
                                              2000                1999             1998                2000               1999
                                           Unaudited            Audited           Audited             Unaudited         Audited
                                                                                                 Convenience translation into U.S. $
Adar International Inc.  (1)           (pound)35,471          (pound)-           (pound)-             $  52,497           $    -

Xfone Inc.                                   136,779                 -                  -               202,433                -
Prepaid expenses and other receivables         6,655              9,197              8,737                9,849            13,612
Others                                        28,115             15,078             15,060                41,61            22,315
                                      (pound)207,020      (pound)24,275      (pound)23,797             $306,390          $ 35,927
                                     ================     ==============     ==============         =============     ==============

     (1) The Company has entered into an agreement with Adar International Inc. ("Adar") (see note 12). Pursuant to this agreement, Adar will Reimburse the Company for all expenditures made by the Company in connection with Adar becoming a company reporting to the Security and Exchange Commission.

Note 4 - Loan to Shareholder The Company has a non-interest bearing loan to a shareholder which became a current r eceivable at September 30, 2000.


                                Swiftnet Limited


                      NOTES TO FINANCIAL STATEMENTS (Cont.)

                                            September 30,               December 31,               September 30,       December 31,
                                               2000                1999             1998               2000                1999
                                            Unaudited            Audited           Audited            Unaudited           Audited
                                                                                                 Convenience translation into U.S. $
Note 5 - Fixed Assets
 Cost
 Machinery and equipment               (pound)215,786     (pound)191,843    (pound)187,953           $ 319,363           $ 283,928
 Motor vehicles                                35,000             35,000            19,928              51,800              51,800
 Office furniture and equipment                45,601             44,595            44,595              67,490              66,000
                                       (pound)296,387     (pound)271,438    (pound)252,476           $ 438,653           $ 401,728
 Accumulated Depreciation
 Machinery and equipment               (pound)150,054     (pound)134,886    (pound)115,901           $ 222,080           $ 199,631
 Motor vehicles                                13,672              8,750            13,623              20,235              12,950
 Office furniture and equipment                39,917             38,605            36,608              59,077              57,135
                                       (pound)203,643     (pound)182,241    (pound)166,132           $ 301,392           $ 269,716

=============================================================================================================================
Note 6 - Other Liabilities and Accrued Expenses
 Accrued professional fees                 (pound)556       (pound)6,806      (pound)5,706           $     823           $  10,073
 Tax authorities                               25,614             20,221             8,608              37,909              29,927
 Other                                        117,996             61,462            44,443             174,634              90,964
                                       (pound)144,166      (pound)88,489     (pound)58,757           $ 213,366           $ 130,964

=============================================================================================================================

                                Swiftnet Limited


                      NOTES TO FINANCIAL STATEMENTS (Cont.)


Note 7  -    Long-Term lease obligations

              A. The Company is the lessee of a car under a capital lease expiring in 2002 and computer equipment expiring in 2003. The asset and liability under a capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The asset is amortized over the lower of its related lease terms or its estimated productive life. Amortization of assets under capital leases is included in depreciation expenses.

                                  September 30,                  December 31,                September 30,        December 31,
                                      2000                1999               1998                2000                1999
                                    Unaudited            Audited             Audited           Unaudited            Audited
                                                                                            Convenience translation into U.S. $
Lease obligations
Lease obligations               (pound)31,734       (pound)27,509       (pound)1,584           $ 46,966             $ 40,713
Less - current maturities              (6,777)             (4,528)            (1,267)           (10,030)              (6,701)
                                (pound)24,957        (pound)22,981        (pound)317           $ 36,936             $ 34,012

=============================================================================================================================

              The loans are in (pound) and bear interest at a rate of 4%.

              B.  Aggregate minimum future lease payments

                                                As of September 30, 2000
                                                       Unaudited
                2001                                 (pound)6777
                2002                                      22,566
                2003                                       2,391
                                                   (pound)31,734

================================================================================

                                Swiftnet Limited


                      NOTES TO FINANCIAL STATEMENTS (Cont.)

Note 8 -   Common Stock
                                             September 30, 2000
                                                  Unaudited
                            Authorized           Outstanding           Forfeited
    "A" common stock (1)      100,000               9,015                3,810
    "B" common stock (2)      100,000               10,697               2,465


--------------------------------------------------------------------------------
    (1) Holders of "A" common stock are entitled to distribution of profits.
         (2) Holders of "B" common stock are entitled to voting rights.

Note 9 - Selected Statement of Operations Data

                                Nine Months                  Three months                            Year
                                  Ended                          Ended                               Ended
                                Sepember 30,                  September 30,                       December 31,
                              2000           1999          2000           1999          1999          1998            1997
Salaries & benefits      (pound)4,500       (pound)-    (pound)900      (pound)-  (pound)1,800       (pound)-        (pound)-
Advertising                       699         9,335              -         2,511         9,699          7,705             319
Commissions                    39,774         8,065         19,174         3,792        18,186         21,550          28,600
Distribution costs             19,055        13,350          8,306         2,180        19,329         19,977          15,647
Others                         16,979         9,906          5,543         3,636        10,620         10,128           9,412
                        (pound)81,007 (pound)40,656  (pound)33,923 (pound)12,119 (pound)59,634  (pound)59,360   (pound)53,978

B. General & Administration Costs:
Salaries & benefits    (pound) 75,284 (pound)68,461 (pound) 27,215 (pound)24,799 (pound)93,970  (pound)95,206  (pound)101,524
Rent & maintenance             30,490        20,715         12,709         3,744        29,968         34,497          35,164
Communications                 14,648        10,925          4,733         4,074        18,529         16,412          15,105
Professional fees              13,064         6,839          2,652         2,724        13,315         10,672          18,846
Bad & doubtful debts            3,984        20,610          3,984         6,629        26,517         21,613          15,970
Depreciation                   21,402        22,299          8,678         7,433        29,732         28,783          14,060
Others                          4,147        (1,669)         2,901           582         1,145          6,665          14,240
                       (pound)163,019 (pound)148,180 (pound)62,872 (pound)49,895(pound)213,176 (pound)213,848  (pound)241,268


       Nine Months          Year
         Ended              Ended
       Sept. 30         December 31,
         2000               1999
   Convenience translation into U.S. $


       $ 6,660            $ 2,664
         1,035             14,355
        58,866             26,915
        28,201             28,607
        25,129             15,718
       119,891             88,259

    $  111,420          $ 139,076
        45,125             44,353
        21,679             27,423
        19,335             19,706
         5,896             39,245
        31,675             44,003
         6,138              1,694
=============================================================================================================================

                                Swiftnet Limited


                      NOTES TO FINANCIAL STATEMENTS (Cont.)





  Note 9  -   Selected Statement of Operations Data (cont.)

                                    Nine months                 Three months                          Year
                                       Ended                       Ended                              ended
                                    September 30,               September 30,                      December 31,
                                2000          1999          2000          1999          1999         1998          1997


C. Financing Expenses, Net:
Bank Interest & charges   (pound) 9,229  (pound)3,301  (pound)4,624  (pound)2,740  (pound)4,419  (pound)2,665    (pound) 2,767
Hire Purchase Interest            1,533         1,042           458           570         1,611         1,238            1,603
Foreign currency exchange            -             -             -             -            508          (  3)           1,059
Interest on overdue tax              -             -             -             -             38            92               -
                          (pound)10,762  (pound)4,343  (pound)5,082  (pound)3,310  (pound)6,576  (pound)3,992     (pound)5,429



      Nine months        Year
        Ended           Ended
     Sept. 30,       December 31,
         2000            1999
   Convenience translation into U.S. $

       $13,659           $6,540
         2,269            2,384
            -               752
            -                56

============================================================================================================================



Note  10 -        Related Party Transactions

                            Nine months                  Three months                        Year
                               Ended                        Ended                            ended
                            September 30,               September 30,                      December 31,
                         2000          1999          2000          1999          1999         1998          1997

Directors salaries (pound)15,250  (pound)11,295 (pound)6,750 (pound)3,795   (pound)15,045( pound)15,000 (pound)15,000
Directors Pensions (pound) 2,700  (pound) 1,200   (pound)900   (pound)1,200  (pound 2,100     (pound)-   (pound)2,400



    Nine months        Year
      Ended           Ended
    Sept. 30,      December 31,
       2000            1999
   Convenience translation into U.S. $

    $ 22,570        $ 22,267
    $  3,996        $  3,108
-----------------------------------------------------------------------------------------------------------------------------

                                Swiftnet Limited


                      NOTES TO FINANCIAL STATEMENTS (Cont.)






Note 11  -        Financial Commitments

              The Company has annual rent commitments under a non-cancellable operating lease of (pound)15,900 which terminates in December 2001.


Note 12  -        Subsequent Event

              On October 3, 2000, the boards of directors of Xfone and the Company adapted a plan and agreement of share exchange and recognition which was approved by the respective Company's shareholders. The Company has entered into a merger agreement with Adar Alternative Two Inc. ("Adar"), a Florida U.S.A. Corporation, whereby Adar acquires all of the outstanding common stock of Xfone. For accounting purposes, the acquisition is being treated as a recapitalization of Adar with the Company as the acquirer (reverse acquisition). Since Adar, the acquirer, is a shell company, no goodwill will be recorded on the acquisition and no pro forma information is presented in accordance with SEC Rule 3-05.

                           ADAR ALTERNATIVE TWO, INC.
                  (f/k/a SECOND ENTERPRISE SERVICE GROUP, INC.)
                                               (A Development Stage Enterprise)

                                TABLE OF CONTENTS

-----------------------------------------------------------------------------------------------------------------------------

                                                                                                   Pages

Independent Auditors' Report                                                                         1

Financial Statements as of and for the period April 6, 1999 (date of incorporation) to December 31, 2000:

    Balance Sheet                                                                                    2

    Statement of Operations                                                                          3

    Statement of Stockholders' Deficit                                                               4

    Statement of Cash Flows                                                                          5

    Notes to Financial Statements                                                                    6




-----------------------------------------------------------------------------------------------------------------------------

                   [LETTERHEAD OF KINGERY, CROUSE & HOHL P.A.]

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of Adar Alternative Two, Inc.:

We have audited the accompanying balance sheet of Adar Alternative Two, Inc. (the "Company"), a development stage enterprise, as of December 31, 2000, and the related statements of operations, stockholders' deficit and cash flows for the period April 6, 1999 (date of incorporation) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000, and the results of its operations and its cash flows for the period April 6, 1999 (date of incorporation) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage and may require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, an insignificant amount of capital has been raised, and as such there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kingery, Crouse & Hohl P.A.

January 3, 2001
Tampa, FL.


                           ADAR ALTERNATIVE TWO, INC.
                  (f/k/a SECOND ENTERPRISE SERVICE GROUP, INC.)
                        (A Development Stage Enterprise)

                      BALANCE SHEET AS OF DECEMBER 31, 2000

------------------------------------------------------------------------------------------- --- ------------
------------------------------------------------------------------------------------------- --- ------------

TOTAL ASSETS                                                                                $             0
                                                                                            === ============
                                                                                            === ============


LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES- Accrued expenses                                                               $          750
                                                                                            --- ------------
                                                                                            --- ------------

STOCKHOLDERS' DEFICIT:
     Preferred stock - no par value -  20,000,000  shares  authorized;  0 shares issued and outstanding
                                                                                                         0
    Common stock - no par value - 50,000,000 shares
        authorized; 2,000,000 shares issued and outstanding                                             79
    Additional paid-in capital                                                                       7,000
    Deficit accumulated during the development stage                                                (7,829)
                                                                                            --- ------------

         Total stockholders' deficit                                                                  (750)
                                                                                            --- ------------

TOTAL                                                                                       $            0
                                                                                            === ============


------------------------------------------------------------------------------------------- --- ------------

                       See notes to financial statements.

                           ADAR ALTERNATIVE TWO, INC.
                  (f/k/a SECOND ENTERPRISE SERVICE GROUP, INC.)
                        (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS
              for the period April 6, 1999 (date of incorporation)
                              to December 31, 2000

--------------------------------------------------------------------------------------- -- ----------------
--------------------------------------------------------------------------------------- -- ----------------
REVENUES                                                                                $           95,000

EXPENSES (substantially all related party):
   Professional fees                                                                    $          102,750
   Organizational costs                                                                                 79
                                                                                        -- ----------------

NET LOSS                                                                                $            7,829
                                                                                        == ================

NET LOSS PER SHARE:
   Basic and diluted                                                                    $                0
                                                                                        == ================
   Weighted average number of shares - basic and diluted                                         1,000,000
                                                                                        == ================


--------------------------------------------------------------------------------------- -- ----------------

                       See notes to financial statements.

                           ADAR ALTERNATIVE TWO, INC.
                  (f/k/a SECOND ENTERPRISE SERVICE GROUP, INC.)
                        (A Development Stage Enterprise)

                       STATEMENT OF STOCKHOLDERS' DEFICIT
              for the period April 6, 1999 (date of incorporation)
                              to December 31, 2000

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

                                                                                              Deficit
                                                                                            Accumulated
                                                                            Additional       During the
                                                     Common Stock            Paid-in        Development
                                                   Shares        Value       Capital          Stage              Total
                                                -------------  ----------  ------------  -----------------   --------------
Balances, April 6, 1999 (date
  of incorporation)                                        0        $  0         $   0            $     0           $    0

Proceeds from the issuance
  of common stock                                  2,000,000          79                                                79

Contributed capital in consideration
   for services rendered                                                         7,000                               7,000

Net loss for the period
  April 6, 1999 (date of incorporation)
  to December 31, 2000                                                                            (7,829)          (7,829)
                                                -------------  ----------  ------------  -----------------   --------------
                                                -------------  ----------  ------------  -----------------   --------------

Balances, December 31, 2000                        2,000,000       $  79       $ 7,000         $  (7,829)         $  (750)
                                                =============  ==========  ============  =================   ==============
                                                =============  ==========  ============  =================   ==============

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

                       See notes to financial statements.


                           ADAR ALTERNATIVE TWO, INC.
                  (f/k/a SECOND ENTERPRISE SERVICE GROUP, INC.)
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS
              for the period April 6, 1999 (date of incorporation)
                              to December 31, 2000

----------------------------------------------------------------------------------------------- --- --------------
----------------------------------------------------------------------------------------------- --- --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                                    $        (7,829)
     Adjustments to reconcile net loss to net cash used in operating activities:
          Increase in accrued expenses                                                                      750
          Non-cash expenses                                                                               7,000
                                                                                                --- --------------
                                                                                                --- --------------
NET CASH USED IN OPERATING ACTIVITIES                                                                        (79)
                                                                                                --- --------------

CASH FLOWS FROM FINANCING ACTIVITIES-
      Issuance of common stock                                                                               79
                                                                                                --- --------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                                        0

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                                 0
                                                                                                --- --------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                         $             0
                                                                                                === ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
      Interest and taxes paid                                                                    $             0
                                                                                                === ==============




----------------------------------------------------------------------------------------------- --- --------------
----------------------------------------------------------------------------------------------- --- --------------

                       See notes to financial statements.

                           ADAR ALTERNATIVE TWO, INC.
                  (f/k/a SECOND ENTERPRISE SERVICE GROUP, INC.)
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

Adar Alternative Two, Inc., f/k/a Second Enterprise Service Group, Inc., (the "Company") was incorporated under the laws of the state of Florida on April 6, 1999. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, intends to investigate and, if such investigation warrants, engage in business combinations. The planned principal operations of the Company have not commenced; therefore accounting policies and procedures have not yet been established.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make. Actual results could differ from those estimates.


NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss of approximately $8,000 for the period April 6, 1999 (date of incorporation) to December 31, 2000 and anticipates incurring continued losses. In addition, the Company may require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include a merger and a subsequent public offering of its common stock, however there is no assurance that they will be successful in their efforts to raise capital. This factor, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C - INCOME TAXES

During the period April 6, 1999 (date of incorporation) to December 31, 2000, the Company recognized losses for both financial and tax reporting purposes. Accordingly, no deferred taxes have been provided for in the accompanying statement of operations.

At December 31, 2000, the Company had a net operating loss carryforward of approximately $800 for tax purposes. The carryforward will be available to offset future taxable income through the year ended December 31, 2020. The deferred income tax asset arising from this net operating loss carryforward is not recorded in the accompanying balance sheet because the Company established a valuation allowance to fully reserve such asset as its realization did not meet the required asset recognition standard established by SFAS 109.


NOTE D - RELATED PARTY TRANSACTIONS

During the period April 6, 1999 (date of incorporation) to December 31, 2000, the Company's president provided various management and administrative services, and a portion of his home for office space, for $1,000 per quarter. These services and office space provided have been recorded as contributed capital.


NOTE E - LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. There were no common equivalent shares outstanding during the period April 6, 1999 (date of incorporation) to December 31, 2000; as such, basic and diluted net loss per share are identical.


NOTE F - PROPOSED MERGER

The Company has entered into a merger agreement with Xfone, Inc.. which it anticipates will close in the year 2001. In conjunction with the merger the Company has agreed to effect an exchange of shares whereby the current shareholders of the Company may retain four percent (4%) of the number of shares outstanding after such closing and will be paid approximately $135,000 for expenses and services related to the merger. During 2000, $85,000 of this fee was paid to the shareholders of the Company.


--------------------------------------------------------------------------------

                           Adar Alternative Two, Inc.

Prospectus

TABLE OF CONTENTS

SOLICITATION OF WRITTEN CONSENTS......................................................................4
--------------------------------
WRITTEN CONSENT.......................................................................................5
---------------
SUMMARY...............................................................................................6
-------
RISK FACTORS..........................................................................................7
------------
MERGER APPROVALS.....................................................................................10
----------------
MERGER TRANSACTION...................................................................................10
------------------
XFONE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS..........25
-------------------------------------------------------------------------------------------
XFONE BUSINESS.......................................................................................25
--------------
XFONE MANAGEMENT.....................................................................................32
----------------
RELATED PARTY TRANSACTIONS WITH DIRECTORS, OFFICERS AND 5% STOCKHOLDERS..............................34
-----------------------------------------------------------------------
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.......................................35
--------------------------------------------------------------
DESCRIPTION OF XFONE CAPITAL STOCK...................................................................36
----------------------------------
ADAR ALTERNATIVE TWO'S BUSINESS......................................................................37
-------------------------------
DESCRIPTION OF ADAR ALTERNATIVE TWO'S CAPITAL STOCK..................................................44
---------------------------------------------------
COMPARISON OF RIGHTS OF Adar Alternative Two STOCKHOLDERS AND Xfone STOCKHOLDERS.....................45
--------------------------------------------------------------------------------
AVAILABLE INFORMATION................................................................................45
---------------------
EXPERTS..............................................................................................45
-------
LEGAL MATTERS........................................................................................46
-------------

Dealer prospectus delivery obligation

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is ___, 2001

PART II

     ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Florida Business Corporation Act. Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as we, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

          Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

          Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

          Articles and bylaws. Our Articles of Incorporation and Our bylaws provide that we shall, to the fullest extent permitted by law, indemnify all directors of we, as well as any officers or employees of we to whom we has agreed to grant indemnification.


Index to Exhibits


Item 2

     1     Agreement and Plan of Merger and Reorganization

Item 3

     1    Articles of Incorporation of the Registrant.(1)
     2    Bylaws of the Registrant (1)
     3 Amended and Restated Articles of Incorporation of Registrant, to be effective after consummation of the proposed Merger.
     4. Amended and Restated Bylaws of the Registrant, to be effective after consummation of the proposed Merger.

Item 4

     1     Form of Common Stock Certificate of the Registrant.(1)

Item 5

     1     Legal Opinion of Williams Law Group, P.A.

Item 8

     1     Tax Opinion of Williams Law Group, P.A.

Item 10

1.       Employment Agreement with Guy Nissenson
2.       Employment Agreement with Bosmat Houston*
3.       Stock Purchase Agreement with Campbelltown Business, Ltd.
4.       Consulting Agreement with Campbelltown Business, Ltd.
5.       Contracts with MCI/WorldCom*
6.       Loan agreement with Mr. Levy
7.       Contract with InTouchUK.com
8.       Contract with Worldcom*

Item 11

Per Share Earnings:  Already described in financial statements.

Item 23

     1   Consent of Kingery Crouse and Hohl*
     2   Consent of Chaifetz & Schreiber, P.C.*
     3   Consent of WILLIAMS LAW GROUP, P.A. (to be included in Exhibits 5.1 and 8.1).

Previously Filed
*Filed Herewith

     All other Exhibits called for by Rule 601 of Regulation S-1 are not applicable to this filing.

(1) Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.


ITEM 22. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes to:

1.File,   during  any  period  in  which  it  offers  or  sells  securities,   a
post-effective amendment to this registration statement to:

         i.Include any prospectus required by section 10(a)(3) of the Securities Act;

         ii.Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. iii.Include any additional or changed material information on the plan of distribution.

2.For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.Respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5.Supply by means of a post-effective amendment all information concerning a transaction, and we being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on January 26, 2001.

                                          Adar Alternative Two, INC.

                                          By: /s/  Sidney J Golub

                                            ------------------------------------
                                               President, Treasurer and Director

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------------------------- ----------------------------------------- ------------------------------------------
SIGNATURE                                    TITLE                                     DATE
-------------------------------------------- ----------------------------------------- ------------------------------------------
-------------------------------------------- ----------------------------------------- ------------------------------------------
/s/  Sidney J. Golub                          President, Treasurer and Director         January 26, 2001

-------------------------------------------- ----------------------------------------- ------------------------------------------